                                                                     EXHIBIT 4.3

PREPARED BY AND UPON RECORDATION RETURN TO:

Kilpatrick Stockton LLP
301 South College Street, Suite 3500
Charlotte, North Carolina 28202-6001
Attention:  John Nicholas Suhr, Jr., Esq.

Tax Map Parcel # _______________________

Loan No.: 26-5950685                                       Tradewinds Apartments
                                                                Newport News, VA

================================================================================



                               CRIT-VA III, INC.,
                                   as Grantor

                                       to

                                  TRSTE, INC.,
                                   as Trustee

                               For the benefit of

                           FIRST UNION NATIONAL BANK,
                                 as Beneficiary

                           ---------------------------


                      DEED OF TRUST AND SECURITY AGREEMENT

                           ---------------------------

                               Date: June 20, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I. COVENANTS OF GRANTOR ..............................................       5
            --------------------
      1.1    Warranties of Grantor ...........................................       5
             ---------------------
      1.2    Defense of Title ................................................       9
             ----------------
      1.3    Performance of Obligations ......................................       9
             --------------------------
      1.4    Insurance .......................................................       9
             ---------
      1.5    Payment of Taxes ................................................      12
             ----------------
      1.6    Tax and Insurance Impound Account ...............................      13
             ---------------------------------
      1.7    Intentionally Deleted ...........................................      14
             ---------------------
      1.8    Replacement Reserve .............................................      14
             -------------------
      1.9    Casualty and Condemnation .......................................      17
             -------------------------
      1.10   Construction Liens ..............................................      20
             ------------------
      1.11   Rents ...........................................................      20
             -----
      1.12   Leases ..........................................................      21
             ------
      1.13   Alienation and Further Encumbrances .............................      23
             -----------------------------------
      1.14   Payment of Utilities, Assessments, Charges, Etc. ................      28
             ------------------------------------------------
      1.15   Access Privileges and Inspections ...............................      28
             ---------------------------------
      1.16   Waste; Alteration of Improvements ...............................      28
             ---------------------------------
      1.17   Zoning ..........................................................      29
             ------
      1.18   Financial Statements and Books and Records ......................      29
             ------------------------------------------
      1.19   Further Documentation ...........................................      31
             ---------------------
      1.20   Payment of Costs; Reimbursement to Beneficiary ..................      31
             ----------------------------------------------
      1.21   Security Interest ...............................................      33
             -----------------
      1.22   Security Agreement ..............................................      33
             -------------------
      1.23   Easements and Rights-of-Way .....................................      35
             ---------------------------
      1.24   Compliance with Laws ............................................      35
             --------------------
      1.25   Additional Taxes ................................................      36
             ----------------
      1.26   Secured Indebtedness ............................................      36
             --------------------
      1.27   Grantor's Waivers ...............................................      36
             ------------------
      1.28   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL ................      37
             ------------------------------------------------
      1.29   Attorney-in-Fact Provisions .....................................      38
             ---------------------------
      1.30   Management ......................................................      38
             ----------
      1.31   Hazardous Waste and Other Substances ............................      39
             ------------------------------------
      1.32   Indemnification; Subrogation ....................................      43
             ----------------------------
      1.33   Covenants with Respect to Indebtedness, Operations, Fundamental
             ---------------------------------------------------------------
             Changes of Grantor ..............................................      44
             ------------------
      1.34   Intentionally Deleted ...........................................      48
             ---------------------
      1.35   ERISA ...........................................................      48
             -----
      1.36   Springing Lock-Box Account ......................................      49
             --------------------------

      ARTICLE II. EVENTS OF DEFAULT ............................................    50
                  -----------------

      2.1    Events of Default ...............................................      50
             -----------------

ARTICLE III. REMEDIES ......................................................        52
             --------

    3.1      Remedies Available ............................................        52
             ------------------
    3.2      Application of Proceeds .......................................        55
             -----------------------
    3.3      Right and Authority of Receiver or Beneficiary in the Event of
             --------------------------------------------------------------
             Default; Power of Attorney ....................................        56
             --------------------------
    3.4      Occupancy After Foreclosure ...................................        57
             ---------------------------
    3.5      Notice to Account Debtors .....................................        57
             -------------------------
    3.6      Cumulative Remedies ...........................................        57
             -------------------
    3.7      Payment of Expenses ...........................................        58
             -------------------

ARTICLE IV. MISCELLANEOUS TERMS AND CONDITIONS .............................        58
            ----------------------------------

    4.1      Time of Essence ...............................................        58
             ---------------
    4.2      Release of Deed of Trust ......................................        58
             ------------------------
    4.3      Certain Rights of Beneficiary .................................        58
             -----------------------------
    4.4      Waiver of Certain Defenses ....................................        58
             --------------------------
    4.5      Notices .......................................................        58
             -------
    4.6      Successors and Assigns; Joint and Several Liability ...........        59
             ---------------------------------------------------
    4.7      Severability ..................................................        59
             ------------
    4.8      Gender ........................................................        59
             ------
    4.9      Waiver; Discontinuance of Proceedings .........................        59
             -------------------------------------
    4.10     Section Headings ..............................................        60
             ----------------
    4.11     GOVERNING LAW .................................................        60
             -------------
    4.12     Counting of Days ..............................................        60
             ----------------
    4.13     Relationship of the Parties ...................................        60
             ---------------------------
    4.14     Application of the Proceeds of the Note .......................        60
             ---------------------------------------
    4.15     Unsecured Portion of Indebtedness .............................        60
             ---------------------------------
    4.16     Cross-Default; Cross-Collateralization; Severance of Loans ....        61
             ----------------------------------------------------------
    4.17     Interest After Sale ...........................................        61
             -------------------
    4.18     Inconsistency with Other Loan Documents .......................        61
             ---------------------------------------
    4.19     Construction of this Document .................................        62
             -----------------------------
    4.20     No Merger .....................................................        62
             ---------
    4.21     Rights With Respect to Junior Encumbrances ....................        62
             ------------------------------------------
    4.22     Beneficiary May File Proofs of Claim ..........................        62
             ------------------------------------
    4.23     Fixture Filing ................................................        62
             --------------
    4.24     After-Acquired Trust Property .................................        62
             -----------------------------
    4.25     No Representation .............................................        63
             -----------------
    4.26     Counterparts ..................................................        63
             ------------
    4.27     Personal Liability ............................................        63
             ------------------
    4.28     Recording and Filing ..........................................        63
             --------------------
    4.29     Entire Agreement and Modifications ............................        63
             ----------------------------------
    4.30     Maximum Interest ..............................................        64
             ----------------
    4.31     Interest Payable by Beneficiary ...............................        64
             -------------------------------
    4.32     Secondary Market ..............................................        64
             ----------------
    4.33     Dissemination of Information ..................................        65
             ----------------------------
    4.34     Contemporaneous Notes, Contemporaneous Mortgages and
             ----------------------------------------------------
             Contemporaneous Assignments of Leases and Rents ...............        65
             -----------------------------------------------


     4.35  Certain Matters Relating to Trust Property Located in the
           ---------------------------------------------------------
           Commonwealth of Virginia .................................             65
           ------------------------

ARTICLE V. CONCERNING THE TRUSTEE ...................................             66
           ----------------------

     5.1   Certain Rights ...........................................             66
           --------------
     5.2   Retention of Money .......................................             67
           ------------------
     5.3   Successor Trustees .......................................             67
           ------------------
     5.4   Perfection of Appointment ................................             68
           -------------------------
     5.5   Succession Instruments ...................................             68
           ----------------------
     5.6   No Representation by Trustee or Beneficiary ..............             68
           -------------------------------------------

                      DEED OF TRUST AND SECURITY AGREEMENT
                      ------------------------------------

         THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Deed of Trust") is
                                                          -------------
made as of June 20, 2001 by CRIT-VA III, INC., a Virginia corporation, as Grantor ("Grantor"), whose address is 306 East Main Street, Richmond, Virginia
          -------
23219, to TRSTE, INC., a Virginia corporation, as Trustee ("Trustee") with an
                                                            -------
address at 213 South Jefferson Street, Roanoke, Virginia 24011, for the benefit of FIRST UNION NATIONAL BANK, a national banking association, as Beneficiary ("Beneficiary"), whose address is One First Union Center, 301 South College
  -----------
Street, Mailcode NC 0166, Charlotte, North Carolina 28288, Attention: Contract Finance.

                              W I T N E S S E T H:
                              -------------------

         THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, WITH POWER OF SALE, all of Grantor's estate, right, title and interest (if any) in, to and under any and all of the following described property, whether now owned or hereafter acquired by Grantor (exclusive of any of the following owned or leased by tenants leasing all or part of the Improvements (as hereinafter defined) (Grantor's estate, right, title and interest in all such property being referred to, collectively, as the "Trust Property"):
        --------------

         (A) All that certain real property situated in the City of Newport News, Commonwealth of Virginia, more particularly described on Exhibit A
                                                               ---------
attached hereto and incorporated herein by this reference (the "Premises"),
                                                                --------
together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

         (B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the "Improvements", the Premises and the Improvements being referred to as the "Real
 ------------                                                               ----
Property");
--------

         (C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Grantor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Grantor and as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein and all building materials and equipment hereafter situated on or about the Premises or Improvements, and, to the extent assignable, all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor;

         (D) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor;

         (E) To the extent assignable, all water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, together (i) with all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Premises and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Premises and/or Improvements, including, without limitation, all reservations of or commitments covering any such use in the future whether now existing or hereafter created or acquired;

         (F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

         (G) All funds now or hereafter on deposit in the Impound Account and the Replacement Reserve (each as hereinafter defined);

         (H) (i) All leases (including, without limitation oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements (each, a "Lease" and, collectively, "Leases"),
                                           -----                      ------
whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the "Rents") of the Premises or the Improvements, now or
                    -----
hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement arising from any of the Leases (as hereinafter defined) or arising from any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a "Tenant" and,
                                                           ------
collectively, "Tenants"), as applicable, of their obligations under any such
               -------
Leases whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.11 of this Deed of Trust;
                        ------------

         (I) To the extent assignable: (i) all contracts and agreements now or hereafter entered into by Grantor or binding upon Grantor relating to the management, maintenance or operation of any part of the Premises or the Improvements (collectively, the "Contracts") and all revenue, income and other
                                 ---------
benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and (ii) any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals);

         (J) To the extent assignable, all present and future real estate tax refunds and monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

         (K) To the extent assignable, all present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Grantor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper relating to the ownership, operation or maintenance of the Real Property (exclusive of any of the foregoing owed to tenants or any other third parties) (collectively, the "General Intangibles");
                             -------------------

         (L) To the extent assignable, all water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

         (M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and, to the extent assignable, all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

         (N) To the extent assignable, all right, title and interest of Grantor in any insurance policies or binders now or hereafter relating to the Trust Property, including any unearned premiums thereon;

         (O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

         (P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor.

         IN TRUST TO SECURE:

         (1) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note")
                                                                          ----
of even date with this Deed of Trust, made by Grantor payable to the order of Beneficiary in the principal face amount of Eleven Million One Hundred Thousand and No/100 Dollars ($11,100,000.00), together with interest as therein provided, having a maturity date on June 1, 2011 (the "Loan");
                                             ----

         (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) and described on Exhibit
                                                                         -------
C attached hereto, the Contemporaneous Notes (as hereinafter defined), the
-
Contemporaneous Mortgages (as hereinafter defined), the Contemporaneous Assignments (as hereinafter defined), (together with any and all renewals, amendments, extensions, modifications and restatements thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other
                                 --------------
sums herein or therein covenanted to be paid;

         (3) Any and all additional advances made by Beneficiary to protect or preserve the Trust Property or the lien or security interest created hereby on the Trust Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Grantor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents; and

         (4) Any and all other indebtedness now owing or which may hereafter be owing by Grantor to Beneficiary under the Loan Documents, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein
                                --------------------------
referred to as the "Debt").
                    ----

         TO HAVE AND TO HOLD the Trust Property unto Trustee, its successors and assigns forever, for the benefit of Beneficiary, its successors and assigns, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Real Property (and such other portion of the Trust Property as may constitute real property under applicable law), subject to the Permitted Encumbrances (as hereinafter defined), to Beneficiary and Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

         PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Deed of Trust shall be satisfied and the estate, right, title and interest of Beneficiary in the Trust Property shall cease, and upon payment to Beneficiary of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Beneficiary shall promptly satisfy and release this Deed of Trust of record and the lien hereof by proper instrument.

                                   ARTICLE I.
                              COVENANTS OF GRANTOR
                              --------------------

         For the purpose of further securing the Debt and for the protection of the security of this Deed of Trust, for so long as the Debt or any part thereof remains unpaid, Grantor covenants and agrees as follows:

         1.1 Warranties of Grantor. Grantor, for itself and its successors and
             ---------------------
assigns, does hereby represent, warrant and covenant to and with Beneficiary, its successors and assigns, that:

             (a) Grantor has good, marketable and indefeasible fee simple title to the Real Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust delivered as of the date hereof (the "Title Insurance
                                                                 ---------------
Policy"), excepting therefrom all preprinted and/or standard exceptions (such
------
items being the "Permitted Encumbrances"), and has full power and lawful
                 ----------------------
authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Trust Property in the manner and form hereby done or intended. Grantor will preserve its interest in and title to the Real Property and will forever warrant and defend the same to Beneficiary against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to or ownership of the Trust Property pursuant to any foreclosure;

             (b) No bankruptcy or insolvency proceedings are pending or contemplated by Grantor or, to the best knowledge of Grantor, against Grantor or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under the Indemnity and Guaranty Agreement and the Environmental Indemnity Agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (the "Indemnitor");

             (c) All written certificates, written affidavits and written statements made by Grantor to Beneficiary in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not materially misleading;

             (d) The execution, delivery and performance of this Deed of Trust, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Grantor in accordance with the respective terms thereof and do not in any material respect contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the partnership agreement, articles of incorporation, operating agreement or other organizational documents of Grantor or any material contract or agreement to which Grantor is a party or by which Grantor or any of its property may be bound and do not violate or contravene in any material respect any law, order, decree, rule or regulation to which Grantor is subject;

             (e) Grantor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Deed of Trust, the Note or the other Loan Documents which has not been so obtained or filed;

             (f) Grantor has obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Grantor in connection with the execution and delivery of, and the performance by Grantor of its obligations under, the Loan Documents;

             (g) Grantor is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

             (h) No part of the proceeds of the indebtedness secured hereby will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents;

             (i) Grantor and, if Grantor is a partnership, any general partner of Grantor, has filed all federal, state and local tax returns required to be filed as of the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Grantor and its general partner, if any as of the date hereof. Grantor and its general partners, if any, believe that their respective tax returns properly reflect the income and taxes of Grantor and said general partners, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit;

             (j) Grantor is not an "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA and the assets of Grantor do not
  -----
constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101;

             (k) The Premises and the Improvements and the current intended use thereof by Grantor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Trust Property. The Premises and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. To the best of Borrower's knowledge, information and belief, the Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

             (l) All utility services necessary and sufficient for the use, occupancy and operation of the Premises and the Improvements for their current intended purposes are available to the Real Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities;

             (m) All streets, roads, highways and bridges necessary for access for the current use, occupancy and operation of the Premises and the Improvements have been completed, to the best of Grantor's knowledge, information and belief, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Grantor;

             (n) All curb cuts, driveways and traffic signals (if any) shown on the survey delivered to Beneficiary prior to the execution and delivery of this Deed of Trust (the "Survey") are existing and, to the best of Grantor's
                    ------
knowledge, information and belief, have been fully approved by the appropriate governmental authority;

             (o) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Grantor (or, if Grantor is a partnership or a limited liability company, any of its general partners or members) or the Trust Property which, if adversely determined, would have a material adverse effect on (a) the Trust Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of Grantor, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document, or (d) the ability of Grantor to perform any obligations under any Loan Document (collectively, a "Material Adverse Effect");
                                                      -----------------------

             (p) The Trust Property is free from delinquent water charges, sewer rents, taxes and assessments;

             (q) As of the date of this Deed of Trust, the Real Property is free from unrepaired material damage caused by fire, flood, accident or other casualty;

             (r) As of the date of this Deed of Trust, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Grantor's knowledge and belief, threatened;

             (s) Grantor possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted;

             (t)   Except as may otherwise be disclosed in that certain
Property Condition Report dated June 5, 2001, prepared by Dominion Environmental Group, (i) the Improvements are in good repair and (ii) all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

             (u) Grantor has delivered to Beneficiary true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof;

             (v) Each Contract constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor's knowledge and belief, is enforceable against any other party thereto. No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a Material Adverse Effect;

             (w) Grantor and the Trust Property are free from any past due obligations for sales and payroll taxes;

             (x) There are no security agreements or financing statements affecting all or any portion of the Trust Property of Grantor other than (i) as disclosed in writing by Grantor to Beneficiary prior to the date hereof and (ii) the Loan Documents;

             (y) Grantor has delivered to Beneficiary a true, correct and complete schedule (the "Rent Roll") of all Leases affecting the Trust Property
                        ---------
as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the Tenant, the lease expiration date, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease;

             (z) No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

             (aa) The Real Property forms no part of any property owned, used or claimed by Grantor as its residence or homestead and, to the extent permitted by applicable law, Grantor hereby disclaims and renounces each and every claim that the Real Property is exempt from forced sale upon the occurrence and continuance of an Event of Default as a result of such Real Property being Grantor's residence or homestead;

             (bb) Grantor is not a "foreign person" within the meaning of ss.1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations; and

             (cc) As of the date hereof, Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "REIT") is the sole shareholder of Grantor. The REIT's interest
                  ----
in Grantor is owned by the REIT free and clear of all mortgages, assignments, pledges and security interests and free and clear of all warrants, options and rights to purchase.

         1.2 Defense of Title. If, while this Deed of Trust is in force, the
             ----------------
title to the Real Property or the interest of Beneficiary in the Trust Property shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner except for the Permitted Encumbrances, Grantor, at Grantor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Beneficiary, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing under this Section, Beneficiary may, without limiting or waiving any other rights or remedies of Beneficiary hereunder, take such steps with respect thereto as Beneficiary shall deem necessary or proper and any and all costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

         1.3 Performance of Obligations. Grantor shall pay when due the
             --------------------------
principal of and the interest on the Debt in accordance with the terms of the Note. Grantor shall also pay all charges, fees and other sums required to be paid by Grantor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Grantor set forth in the Loan Documents in accordance with their terms. Further, Grantor shall promptly perform and comply in all material respects with all covenants, conditions, obligations and prohibitions required of Grantor in connection with any other document or instrument affecting title to the Real Property or Grantor's interest in the Trust Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Deed of Trust.

         1.4 Insurance. Grantor shall, at Grantor's expense, maintain in force
             ---------
and effect on the Trust Property at all times while this Deed of Trust continues in effect the following insurance:

             (a) Insurance against loss or damage to the Trust Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" or "special form" type of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Beneficiary's election, by reference to such indices, appraisals or information as Beneficiary determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Grantor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) owned by Grantor and included in the Trust Property and owned by Grantor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Beneficiary's approval. The maximum deductible shall be $25,000.00.

             (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $2,000,000. Beneficiary hereby retains the right to periodically review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Beneficiary deem an increase to be reasonably prudent under then existing circumstances.

             (c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, "Systems Breakdowns" coverage shall be required, as determined by Beneficiary. Minimum liability coverage per accident must equal the value of such unit(s).

             (d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency ("FEMA") as a special
                                                        ----
flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (ii) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

             (e) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the original principal amount of the Note or $500,000, at Beneficiary's request, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount reasonably approved by Beneficiary, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount reasonably approved by Beneficiary, shall be required

             (f) When required by applicable law, ordinance or other regulation, Worker's Compensation and Employer's Liability Insurance covering all persons subject to the worker's compensation laws of the state in which the Trust Property is located.

                  (g) Business income (loss of rents) insurance in amounts sufficient to compensate Grantor for all Rents or income during a period of not less than twelve (12) months. The amount of coverage shall be adjusted annually to reflect the Rents or income payable during the succeeding twelve (12) month period.

                  (h) Such other insurance on the Trust Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Beneficiary against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

         All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least A from Standard & Poors, or equivalent, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be prepaid for three (3) months (provided that Beneficiary may require up to twelve (12) months be prepaid in the event Grantor is required to make payments to the Impound Account pursuant to Section 1.6(c) hereof), and (iv) be subject to the approval of Beneficiary as to insurance companies (provided such approval as to a particular company shall not be withheld if the foregoing minimum rating requirement is satisfied), amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (v) include a standard, non-contributory, mortgagee clause naming
EXACTLY:

         First Union National Bank,
         its Successors and Assigns ATIMA
         Attn.:  Structured Products Servicing
         8739 Research Drive, URP-4
         Charlotte, NC  28262-1075

(A) as an additional insured under all liability insurance policies, (B) as the
          ------------------
first mortgagee on all property insurance policies and (C) as the loss payee on
---------------                                                   ----------
all loss of rents or loss of business income insurance policies.

         Grantor shall, as of the date hereof, deliver to Beneficiary evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Beneficiary. Grantor shall renew all such insurance and deliver to Beneficiary certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Grantor further agrees that each such insurance policy: (i) shall provide for at least thirty
(30) days' prior written notice to Beneficiary prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten
(10) days' prior written notice to Beneficiary prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance;

(iii) shall waive all rights of subrogation against Beneficiary; (iv) in the event that the Premises or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A:
"Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Grantor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Trust Property or by any other action not relating to the Trust Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Trust Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Trust Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Beneficiary's applicable insurance requirements set forth in this Section 1.4. To the extent
                                                    -----------
permitted by applicable law, in the event of foreclosure of this Deed of Trust, or other transfer of title to the Trust Property in extinguishment in whole or in part of the Debt, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Trust Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title. Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Deed of Trust or evidence of their renewal as required herein, Beneficiary may, but shall not be obligated to, procure such insurance and Grantor shall pay all amounts advanced by Beneficiary therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Beneficiary until actually repaid by Grantor, promptly upon demand by Beneficiary. Any amounts so advanced by Beneficiary, together with interest thereon, shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Beneficiary shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Beneficiary has caused the insurance to be placed with the insurer after failure of Grantor to furnish such insurance. Grantor shall not obtain insurance for the Trust Property in addition to that required by Beneficiary without the prior written consent of Beneficiary, which consent will not be unreasonably withheld provided that (i) Beneficiary is a named insured on such insurance,
(ii) Beneficiary receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

         1.5 Payment of Taxes. Grantor shall pay or cause to be paid, except to
             ----------------
the extent Beneficiary is to pay the same pursuant to Section 1.6(a) of this
                                                      --------------
Deed of Trust, all taxes and assessments which are or may become a lien on the Trust Property or which are assessed against or imposed upon the Trust Property. If paid by Grantor, Grantor shall furnish Beneficiary with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Grantor may, in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its reasonable subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Trust Property or any part thereof or any interest of Beneficiary therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Grantor deposits in the Impound Account (as hereinafter defined) an amount determined by Beneficiary to be reasonably adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided,
                                                                --------
however, that Grantor shall promptly cause to be paid any amount adjudged by a
-------  ----
court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided
                                                                   --------
further that in any event each such contest shall be concluded and the taxes,
------- ----
assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Trust Property may be sold, lost or forfeited.

         1.6 Tax and Insurance Impound Account. (a) Grantor shall establish and
             ---------------------------------
maintain at all times while this Deed of Trust continues in effect an impound account (the "Impound Account") with Beneficiary for payment of real estate
              ---------------
taxes and assessments and insurance on the Trust Property and as additional security for the Debt. Simultaneously with the execution hereof, Grantor shall deposit in the Impound Account an amount determined by Beneficiary to be necessary to ensure that there will be on deposit with Beneficiary an amount which, when added to the monthly payments subsequently required to be deposited with Beneficiary hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Beneficiary in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Trust Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Grantor or Beneficiary is required by law to pay same and the next due annual insurance premiums with respect to the Trust Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Beneficiary, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Trust Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder, each as estimated and determined by Beneficiary. So long as no Event of Default has occurred, and no event has occurred or failed to occur which with the passage of time, the giving of notice, or both would constitute an Event of Default (a "Default"), all sums in the Impound Account
                                   -------
shall be held by Beneficiary in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Grantor shall be responsible for ensuring the receipt by Beneficiary, at least thirty
(30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred, Beneficiary shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Beneficiary shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account, if any, shall be paid by Beneficiary to Grantor.

              (b) Notwithstanding anything herein or in any other Loan Document to the contrary, at any time prior to the Maturity Date (as defined in the
Note), unless and until an Event of Default shall have occurred and be continuing, Grantor shall not be required to make deposits to the Impound Account as required by Section 1.6(a) of this Deed of Trust with respect to
                       --------------
insurance premiums (the "Insurance Obligations") provided that each of the
                         ---------------------
following conditions is satisfied at all times:

              (i) Simultaneously with the execution hereof, Grantor shall deposit in the Impound Account the equivalent of three (3) months of insurance premiums; and

              (ii) Grantor timely delivers satisfactory evidence of payment for and renewal of the insurance policy or policies as required hereunder.

              (c) If an Event of Default shall have occurred and be continuing, including, without limitation, with respect to Grantor's obligations under
Section 1.4 and Section 1.6(a) (as modified by Section 1.6(b)) hereof, upon
-----------     --------------                 --------------
Beneficiary's request, Grantor shall promptly commence making full payments to the Impound Account pursuant to Section 1.6(a) above.
                                --------------

              (d) Notwithstanding anything to the contrary herein, Beneficiary shall not require Grantor to commence making payments to the Impound Account if a default occurs with regard to the payment and performance of the Insurance Obligations so long as such default shall not have resulted in the expiration, termination or lapse of insurance as required under Section 1.4 hereof and so
                                                    -----------
long as Grantor shall have cured such default by the earlier of (1) seven (7) days after written notice thereof from Beneficiary to Grantor or (2) prior to the date on which nonpayment of premiums would result in the lapse, expiration or termination of insurance as required by Section 1.4 hereof.
                                           -----------

         1.7  Intentionally Deleted.
              ---------------------

         1.8  Replacement Reserve.
              -------------------

              (a) As additional security for the Debt, Grantor shall establish and maintain at all times while this Deed of Trust continues in effect a repair and replacement reserve (the "Replacement Reserve") with Beneficiary for payment
                              -------------------
of costs and expenses incurred by Grantor in connection with the performance of work related to the maintenance, replacement and/or repair of the Trust Property, including without limitation, work to the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment and such other work as Grantor deems necessary or appropriate (collectively, the "Repairs"). Commencing on the first monthly Payment Date
                    -------
under the Note and continuing thereafter on each monthly Payment Date under the Note, Grantor shall pay to Beneficiary, concurrently with and in addition to the monthly payments due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $5,916.67 per month. So long as no Event of Default has occurred and is continuing, all sums in the Replacement Reserve shall be held by Beneficiary in the Replacement Reserve to pay the costs and expense of Repairs. So long as no Default or Event of Default has occurred and is continuing, Beneficiary shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Grantor the amount paid or incurred by Grantor in performing such Repairs within ten (10) days following: (a) the receipt by Beneficiary of a written request from Grantor for disbursement from the Replacement Reserve and a certification by Grantor that the applicable item of Repair has been completed;
(b) the delivery to Beneficiary of invoices, receipts, cancelled checks or other evidence reasonably satisfactory to Beneficiary, verifying the cost of performing the Repairs; (c) for disbursement requests with individual items costing in excess of $50,000.00, the delivery to Beneficiary of affidavits, lien waivers, cancelled checks or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Trust Property have been paid all amounts due for labor and materials furnished to the Trust Property;
(d) for disbursement requests with individual items costing in excess of $50,000.00, delivery to Beneficiary of a certification from a third party acceptable to Beneficiary describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; and (e) for disbursement requests with individual items costing in excess of $50,000.00, delivery to Beneficiary of a new certificate of occupancy or local equivalent for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Grantor that no new certificate of occupancy is required. Beneficiary shall not be required to make advances from the Replacement Reserve more frequently than once in any ninety (90) day period. In making any payment from the Replacement Reserve, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Beneficiary may, at Grantor's expense, make or cause to be made during the term of this Deed of Trust an annual inspection of the Trust Property to determine the need, as determined by Beneficiary in its reasonable judgment, for further Repairs of the Trust Property. In the event that such inspection reveals that further Repairs of the Trust Property are required, Beneficiary shall provide Grantor with a written description of the required Repairs and Grantor shall respond within thirty (30) days of such request, and, thereafter, Grantor shall make such Repairs, as may be mutually agreed upon by Grantor and Beneficiary and within such time period as may be mutually agreed upon. Funds contained in the Replacement Reserve shall be placed in an interest-bearing account upon receipt and interest thereon credited to Grantor as provided in Section 4.31 hereof.
                                                        ------------

              (b) As additional security for the payment and performance by Grantor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Grantor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Beneficiary, and hereby grants to Beneficiary a security interest in Grantor's right, title and interest in, (i) the Impound Account, the Replacement Reserve and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited,
 --------
(iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto,
(v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Grantor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Beneficiary's name or the name of any entity servicing the Note for Beneficiary and hereby acknowledges and agrees that Beneficiary, or at Beneficiary's election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Beneficiary herein may be delivered by Beneficiary at any time to the financial institution wherein the Reserves have been established, and Beneficiary, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Grantor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves, unless finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of Beneficiary. Grantor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Grantor's direction and is not the exercise by Beneficiary of any right of set-off or other remedy upon a Default or an Event of Default. If an Event of Default shall occur hereunder or under any other of the Loan Documents and shall be continuing, Beneficiary may, without notice or demand on Grantor, at its option:
(A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the Debt or any other obligations of Grantor under the other Loan Documents in such manner as Beneficiary shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Grantor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

              (c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary's option and in Beneficiary's discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary. The Reserves are solely for the protection of Beneficiary and entail no responsibility on Beneficiary's part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Deed of Trust by Beneficiary and assumption by assignee of Beneficiary's obligations hereunder, any funds in the Reserves shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Beneficiary for the purposes and items for which the applicable Reserve is held, such excess may be credited by Beneficiary on subsequent payments to be made hereunder or, at the option of Beneficiary, refunded to Grantor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Grantor shall, within thirty (30) days after receipt of written notice thereof, deposit with Beneficiary the full amount of any such deficiency. If Grantor shall fail to deposit with

Beneficiary the full amount of such deficiency as provided above, Beneficiary shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Beneficiary, together with interest thereon at the Default Interest Rate from the date so deposited by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Deed of Trust that shall have occurred and be continuing, Beneficiary may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Beneficiary shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Beneficiary may elect, the balance of any or all of the Reserves then in Beneficiary's possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

         1.9  Casualty and Condemnation. Grantor shall give Beneficiary prompt
              -------------------------
written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Trust Property or any portion thereof. Subject to the following sentence, all insurance proceeds on the Trust Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Trust Property or for any damage or injury to it for any loss or diminution in value of the Trust Property, shall be paid to Beneficiary. Beneficiary may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Beneficiary is hereby authorized, in its own name or in Grantor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Grantor shall from time to time deliver to Beneficiary any instruments required to permit such participation; provided, however, that, so
                                                   --------  -------  ----
long as no Event of Default shall have occurred and be continuing, Beneficiary shall not have the right to participate in the adjustment of any loss or the receipt of any sums hereunder which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $200,000, and Grantor may receive such funds from any loss not in excess of the foregoing directly to be used for repair or restoration of the Trust Property in accordance with the terms hereof. Beneficiary shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

              (a) In the event that less than forty percent (40%) of the Improvements located on the Premises have been taken or destroyed, then if and so long as:

                  (1) no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, and

                  (2) the Trust Property can, in Beneficiary's reasonable judgment, with diligent restoration or repair, be returned in all material respects to a condition substantially the same as the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) nine (9) months after the receipt of insurance proceeds or condemnation awards by either Grantor or Beneficiary, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

              (3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Trust Property as described in Section (a)(2) above, and
         --------------

              (4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor or otherwise, the full amount of which shall, at Beneficiary's option, have been deposited with Beneficiary) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

              (5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Trust Property and debt service on the Debt in full with the same coverage ratio considered by Beneficiary in its determination to make the loan secured hereby, and

              (6) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $200,000, Grantor shall have delivered to Beneficiary, at Grantor's sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Beneficiary appraising the value of the Trust Property as proposed to be restored or repaired to be not less than the appraised value of the Trust Property considered by Beneficiary in its determination to make the loan secured hereby, and

              (7) Grantor so elects by written notice delivered to Beneficiary within fifteen (15) days after settlement of the aforesaid insurance or condemnation claim, then, Beneficiary shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Grantor therefor, to Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the reasonable prior approval by Beneficiary of plans and specifications, contractors and form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Beneficiary in its discretion, with any remainder being applied by Beneficiary for payment of the Debt in whatever order Beneficiary directs in its absolute discretion.

              (b) In all other cases, namely, in the event that forty percent (40%) or more of the Improvements located on the Premises have been taken or destroyed or Grantor does not elect to restore or repair the Trust Property pursuant to clause (a) above or otherwise fails to meet
            ----------
the requirements of clause (a) above, then, in any of such events, Beneficiary
                    ----------
shall elect, in Beneficiary's absolute discretion and without regard to the adequacy of Beneficiary's security, to do either of the following: (1) apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Beneficiary directs in its absolute discretion (and, if required under applicable law so to do, to accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable), with any remainder being paid to Grantor, or (2) notwithstanding that Grantor may have elected not to restore or repair the Trust Property pursuant to the provisions of Section 1.9(a)(7) above, require Grantor to restore or repair the
              -----------------
Trust Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Grantor with Beneficiary, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Beneficiary to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Beneficiary's costs and expenses to be incurred in connection therewith, the reasonable prior approval by Beneficiary of plans and specifications, contractors and form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Beneficiary in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Beneficiary for payment of the Debt in whatever order Beneficiary directs in its absolute discretion. Notwithstanding
Section 1.9(b)(1) hereof, Beneficiary shall not accelerate the maturity date of the Note pursuant to Section 1.9(b)(1) if the Mortgaged Property is released from the lien of this Deed of Trust in connection with a Defeasance (as defined in the Note) in accordance with Section 1.5(d) of the Note.

Any reduction in the Debt resulting from Beneficiary's application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Grantor shall not be excused in the payment thereof. Partial payments received by Beneficiary, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Grantor elects or Beneficiary directs Grantor to restore or repair the Trust Property after the occurrence of a casualty or partial taking of the Trust Property as provided above, Grantor shall promptly and diligently, at Grantor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Trust Property as nearly as practicable to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Grantor shall pay to Beneficiary all costs and expenses of Beneficiary incurred in administering said rebuilding, restoration or repair, provided that Beneficiary makes such proceeds or award available for such purpose. Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation. Beneficiary is hereby irrevocably constituted and appointed the attorney-in-fact of Grantor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

         1.10 Construction Liens. Grantor shall pay when due all claims and
              ------------------
demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however,
                                                          --------  -------
that, Grantor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Beneficiary and provided that neither the Trust Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Grantor shall contest any such claim or demand, Grantor shall promptly notify Beneficiary of such contest and thereafter shall, upon Beneficiary's reasonable request, if an Event of Default shall have occurred and is continuing, promptly provide a bond, cash deposit or other security sufficient to pay such claim to Beneficiary to protect Beneficiary's interest and security should the contest be unsuccessful. If Grantor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Beneficiary may do so and any and all expenses incurred by Beneficiary, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

         1.11 Rents. As additional and collateral security for the payment of
              -----
the Debt and cumulative of any and all rights and remedies herein provided for, Grantor hereby absolutely and presently assigns to Beneficiary Grantor's right, title and interest (if any) in all existing and future Rents. Grantor hereby grants to Beneficiary the sole, exclusive and immediate right, without taking possession of the Trust Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents, for which purpose Grantor does hereby irrevocably make, constitute and appoint Beneficiary its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof). Beneficiary shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. However, until the occurrence and continuance of an Event of Default under this Deed of Trust or under any other of the Loan Documents, Grantor shall have a license to collect, receive, use and enjoy the Rents when due and prepayments thereof for not more than one (1) month prior to the due date thereof. Upon the occurrence and continuance of an Event of Default, Grantor's license shall automatically terminate without notice to Grantor and Beneficiary may thereafter, without taking possession of the Trust Property, collect the Rents itself or by an agent or receiver. From and after the termination of such license, Grantor shall be the agent of Beneficiary in collection of the Rents, and all of the Rents so collected by Grantor shall be held in trust by Grantor for the sole and exclusive benefit of Beneficiary, and Grantor shall, within three (3) business days after receipt of any Rents, pay the same to Beneficiary to be applied by Beneficiary as hereinafter set forth. Neither the demand for or collection of Rents by Beneficiary shall constitute any assumption by Beneficiary of any obligations under any agreement relating thereto. Beneficiary is obligated to account only for such Rents as are actually collected or received by Beneficiary. Grantor irrevocably agrees and consents that the respective payors of the Rents shall, upon demand and notice from Beneficiary of the occurrence and continuance of an Event of Default, pay said Rents to Beneficiary without liability to determine the actual existence of any Event of Default claimed by Beneficiary. Grantor hereby waives any right, claim or demand which Grantor may now or hereafter have against any such payor by reason of such payment of Rents to Beneficiary, and any such payment shall discharge such payor's obligation to make such payment to Grantor. All Rents collected or received by Beneficiary may be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Trust Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Beneficiary directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Beneficiary of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Trust Property. Grantor has executed an Assignment of Leases and Rents dated of even date herewith (the "Assignment") in favor of Beneficiary covering all of the
                    ----------
right, title and interest of Grantor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Beneficiary under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Beneficiary hereunder.

     1.12  Leases.
           ------

           (a) Prior to execution of any Leases of space in the Improvements after the date hereof, Grantor shall submit to Beneficiary, for Beneficiary's prior approval, which approval shall not be unreasonably withheld, a copy of the form Lease Grantor plans to use in leasing space in the Improvements or at the Trust Property, but only to the extent such form is materially adversely modified from the form submitted to Beneficiary at or prior to the date hereof. No further submittals of the form Lease shall be required unless the form is materially adversely modified from the form most recently approved by Beneficiary. All such Leases of space in the Improvements or at the Trust Property shall be on terms consistent with the terms for similar leases in the market area of the Premises, shall provide for free rent only if the same is consistent with prevailing market conditions, and shall provide for market rents then prevailing in the market area of the Premises, and shall be for a term of not less than three (3) months or greater than one (1) year. Such Leases shall also provide for security deposits in reasonable amounts consistent with prevailing market conditions. Grantor shall also submit to Beneficiary for Beneficiary's approval, which approval shall not be unreasonably withheld, any proposed material adverse modification of the form Lease of the Improvements. Grantor shall not execute any Lease for all or a substantial portion of the Trust Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Trust Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Grantor shall furnish to Beneficiary, within thirty (30) days after a request by Beneficiary to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Grantor as being true and correct, containing the names of all Tenants with respect to the Trust Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant's security deposit.

           (b) Grantor shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate same and shall not further assign any such Lease or any such Rents. Grantor, at no cost or expense to Beneficiary, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and Grantor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Grantor shall not, without the prior written consent of Beneficiary, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Trust Property is located. Grantor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

           (c) Upon the occurrence and continuance of an Event of Default under this Deed of Trust, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Deed of Trust, forthwith, upon demand of Beneficiary, Grantor shall surrender to Beneficiary, and Beneficiary shall be entitled to take actual possession of, the Trust Property or any part thereof personally, or by its agent or attorneys. In such event, Beneficiary shall have, and Grantor hereby gives and grants to Beneficiary, the right, power and authority to make and enter into Leases with respect to the Trust Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Beneficiary may deem desirable in its sole discretion, and Grantor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Trust Property, it being the intention of Grantor that in such event Beneficiary shall be deemed to be and shall be the attorney-in-fact of Grantor for the purpose of making and entering into Leases of parts or portions of the Trust Property for the rents and upon the terms, conditions and provisions deemed desirable to Beneficiary in its sole discretion and with like effect as if such Leases had been made by Grantor as the owner in fee simple of the Trust Property free and clear of any conditions or limitations established by this Deed of Trust. The power and authority hereby given and granted by Grantor to Beneficiary shall be deemed to be coupled with an interest, shall not be revocable by Grantor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof. In connection with any action taken by Beneficiary pursuant to this Section, Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Trust Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Trust Property, nor shall Beneficiary be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Trust Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall, and does hereby, indemnify Beneficiary for, and hold Beneficiary harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Beneficiary under any such Lease or under this Deed of Trust or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Beneficiary. Should Beneficiary incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately due and payable to Beneficiary by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Beneficiary any duty, obligation or responsibility for the control, care, management or repair of the Trust Property, or for the carrying out of any of the terms and conditions of the Lease, nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Trust Property by the Tenants or by any other parties or for any dangerous or defective condition of the Trust Property, or for any negligence in the management, upkeep, repair or control of the Trust Property. Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Trust Property taken under this Section.

     1.13  Alienation and Further Encumbrances.
           -----------------------------------

           (a) Grantor acknowledges that Beneficiary has relied upon the principals of Grantor and their experience in owning and operating the Trust Property and properties similar to the Trust Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Trust Property or any
             -----------
part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof and except for condemnation), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Grantor shall be divested of its title to the Trust Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Beneficiary being first obtained, which consent may be withheld in Beneficiary's sole discretion, then the same shall constitute an Event of Default and Beneficiary shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III
                                                                     -----------
hereof. For the purposes of this Section: (i) in the event either Grantor or any of its general partners or members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 50% of the issued and outstanding capital stock of Grantor or any of its general partners or members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Grantor or any of its general partners or managing members so that immediately after such issuance (in one or a series of transactions) the total capital stock then issued and outstanding is more than 150% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Trust Property; and (ii) in the event Grantor or any general partner or managing member of Grantor is a limited or general partnership, a joint venture or a limited liability company, a change of more than 50% in the ownership interests in any general partner, any joint venturer or any managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or managing member in Grantor or such general partner or managing member (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Trust Property. Notwithstanding the foregoing, however, (i) limited partnership interests in Grantor or in any general partner or member of Grantor shall be freely transferable without the consent of Beneficiary, (ii) any involuntary transfer caused by the death of Grantor or any general partner, shareholder, joint venturer, member or beneficial owner of a trust shall not be an Event of Default under this Deed of Trust so long as Grantor is reconstituted, if required, following such death and so long as those persons primarily responsible for the management of the Trust Property and Grantor remain unchanged as a result of such death or any replacement management is approved by Beneficiary, (iii) shares in the REIT may be offered and sold to investors in an offering of such shares which has been registered with the Securities and Exchange Commission, or is exempt from such registration, without regard to the limits referred to above, and (iv) gifts for estate planning purposes of any individual's interests in Grantor or in any of Grantor's general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Deed of Trust so long as Grantor is reconstituted, if required, following such gift and so long as those persons primarily responsible for the management of the Trust Property and Grantor remain unchanged following such gift or any replacement management is approved by Beneficiary.

          (b) Notwithstanding the foregoing provisions of this Section, Beneficiary shall consent to an unlimited number of sales, conveyances or transfers of the Trust Property in its entirety, together with all Other Mortgaged Properties (as defined in Section 4.34 hereof) (hereinafter, each a
                                    ------------
"Sale") to any person or entity provided that each of the following terms and
 ----
conditions are satisfied as to each Sale:

              (1) No Event of Default is then continuing hereunder or under any of the other Loan Documents;

              (2) Except in the case of a Sale permitted pursuant to subparagraph (c) below, Grantor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, gives Beneficiary written notice of the terms of such prospective Sale not less than sixty
     (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Beneficiary all such information concerning the proposed transferee of the Trust Property (hereinafter, "Buyer") as
                                                                  -----
     Beneficiary would require in evaluating an initial extension of credit to a borrower under a loan comparable to the Loan and pays to Beneficiary a non-refundable application fee in the amount of $5,000. Beneficiary shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Beneficiary shall consider the Buyer's experience and track record in owning and operating facilities similar to the Trust Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Beneficiary's agreement to
           --------  -------
           consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Beneficiary reasonably determines to be commercially reasonable in Beneficiary's sole discretion and, if given, may be given subject to such reasonable conditions as Beneficiary may deem appropriate;

                     (3) Except in the case of a Sale permitted pursuant to subparagraph (c) below, Grantor, or its successor pursuant to a prior Sale under the terms and conditions hereof, pays Beneficiary, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Beneficiary in connection with the Sale, plus an amount equal to one-half of one percent (0.50%) of the then outstanding principal balance of the Note. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, if the aggregate original principal balance of the Note, together with the aggregate original principal balances of the Contemporaneous Notes, at the time of such sale exceeds $40,000,000.00 (the "Aggregate Loan
                                                                 --------------
           Balance"), the assumption fee shall be an amount equal to one quarter
           -------
           of one percent (0.25%);

                     (4) The Buyer assumes and agrees to pay the Debt (or ratifies such obligation) subject to the provisions of Section 4.27
                                                                  ------------
           hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Beneficiary, such assumption (or ratification, as applicable) documents and agreements as Beneficiary shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Beneficiary may reasonably require;

                     (5) The current Indemnitor or its successor ratifies its obligations under its guaranty or indemnity agreement or a party associated with the Buyer approved by Beneficiary in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Beneficiary, a new guaranty or indemnity agreement in form and substance reasonably satisfactory to Beneficiary and delivers such legal opinions as Beneficiary may reasonably require;

                     (6) Upon request if reasonably required, Grantor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, and the Buyer execute, without any cost or expense to Beneficiary, new financing statements or financing statement amendments and any additional documents reasonably requested by Beneficiary;

                     (7) Upon request if reasonably required, Grantor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, delivers to Beneficiary, without any cost or expense to Beneficiary, such endorsements to Beneficiary's title insurance policy, hazard insurance policy endorsements or certificates as Beneficiary may deem reasonably necessary at the time of the Sale, all in form and substance reasonably satisfactory to Beneficiary, including, without limitation, an endorsement or endorsements to Beneficiary's title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added
           ----------------
           to such policy except those approved by Beneficiary in its discretion, and insuring that fee simple title to the Real Property is vested in the Buyer;

                     (8) Grantor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, executes and delivers to Beneficiary, without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance reasonably satisfactory to Beneficiary and shall be binding upon the Buyer;

                     (9)  Subject to the provisions of Section 4.27 hereof and
                                                       ------------
           the provisions of subparagraph (c) of this Section, such Sale is not construed so as to relieve Grantor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Grantor, or its successor pursuant to the proposed or any prior Sale under the terms and conditions hereof, executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of said personal liability. Grantor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                     (10) Subject to the provisions of subparagraph (c) below, such Sale is not construed so as to relieve any current Indemnitor or its successor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current Indemnitor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current Indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                    (11) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all documents evidencing the Buyer's capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which documents shall include, but not in any way be limited to, certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Beneficiary may require, shall be single-purpose, single-asset "bankruptcy remote" entities, whose formation documents shall be approved by counsel to Beneficiary. An individual recommended by the Buyer and approved by Beneficiary shall serve as an Independent Director (as defined in
           Section 1.33(z) of this Deed of Trust) of the Buyer (if the Buyer is
           ---------------
           a corporation) or the Buyer's corporate general partner or an independent member or, in Beneficiary's discretion, manager of Buyer if the Buyer is a limited liability company. Unanimous consent of the board of directors (including the Independent Director) shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of any such constituent partner, member or shareholder of the Buyer (as the case may be) or of the Buyer;

                    (12) The Buyer, if required by Beneficiary and, in the case of clauses (i) and (ii) herein only if the outstanding principal balance of the Loan is in excess of $15,000,000, shall furnish an opinion of counsel satisfactory to Beneficiary and its counsel (i) that the Buyer's formation documents provide for the matters described in subparagraph (11) of this Section 1.13(b), (ii) that the
                        -----------------         ---------------
           assets of the Buyer will not be consolidated with the assets of any other entity (including the Buyer's general partner or members, if any), as applicable, having an interest in, or affiliation with, the Buyer, in the event of bankruptcy or insolvency of any such entity or such general partner or members, (iii) that the assumption of the indebtedness evidenced hereby has been duly authorized, executed and delivered, and that the Loan Documents are valid, binding and enforceable against the Buyer in accordance with their terms, (iv) that the Buyer and any entity which is a controlling stockholder, general partner or member of Buyer, have been duly organized, and are in existence and good standing, and (v) with respect to such other matters, as Beneficiary may request; and

                    (13) If required under the operative documents with respect to a Secondary Market Transaction (as hereinafter defined), Beneficiary shall have received evidence in writing from the Rating Agency to the effect that the proposed transfer will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction or, if no such rating has been issued, in Beneficiary's good faith judgment, such transfer shall not have an adverse effect on the level of rating obtainable in connection with the loan secured hereby.

                (c) Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, Grantor shall have a one-time free right to transfer or Sale (including, without limitation, by merger or consolidation or by other disposition of assets) of the Trust Property and all Other Mortgaged Properties so long as (1) Grantor gives Beneficiary written notice of the terms of such transfer or sale not less than thirty (30) days before the date on which such transfer or Sale is scheduled to close, (2) the Buyer has total assets of at least $750,000,000.00 and financial statements evidencing such value have been presented to Beneficiary and (3) Grantor shall have submitted, in lieu of the $5,000 application fee stated in subparagraph (b)(2) above, a non-refundable application fee in the amount of $15,000.00. In the event of any such transfer or Sale pursuant to this subparagraph (c), the provisions of clauses (2) and (3) of subparagraph (b) of this Section 1.13 shall not apply.
                            ------------

         1.14 Payment of Utilities, Assessments, Charges, Etc. Grantor shall pay
              -----------------------------------------------
when due all utility charges which are incurred by Grantor or which may become a charge or lien against any portion of the Trust Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature (excluding taxes and assessments escrowed in the Impound Account), or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon. Notwithstanding the foregoing, Grantor may, in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted utilities, assessments or other charges that may become a charge or lien against any portion of the Trust Property as long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its reasonable subjective opinion, that such contest suspends the obligation to pay such utility charges or assessments and that non-payment of such charges or assessments will not result in the sale, loss, forfeiture or diminution of the Trust Property or any part thereof or any interest of Beneficiary therein, and (c) prior to the earlier of commencement of such contest or the delinquency date of the asserted charge or assessment, Grantor deposits the Impound Account an amount determined by Beneficiary to be reasonably adequate to cover payment of such charge or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Grantor shall promptly cause to be paid any amount
--------  -------
adjudged by a court of competent jurisdiction be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final beyond any appeal period; and provided, further, that in any event such contest shall be
                   --------  -------
concluded and the charges or assessments shall be paid prior to the date any writ or order is issued under which the Trust Property may be sold, lost or forfeited.

         1.15 Access Privileges and Inspections. Beneficiary and the agents,
              ---------------------------------
representatives and employees of Beneficiary shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Trust Property are kept at all reasonable times and, except in the event of an emergency, upon not less than three (3) days prior notice (which notice may be telephonic) for the purposes of inspecting the Trust Property and of examining, copying and making extracts from the books and records of Grantor relating to the Trust Property. Grantor shall lend assistance to all such agents, representatives and employees of Beneficiary.

         1.16 Waste; Alteration of Improvements. Grantor shall not commit,
              ---------------------------------
suffer or permit any waste on the Trust Property nor take any actions that might invalidate any insurance carried on the Trust Property. Grantor shall maintain the Trust Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Beneficiary except as provided herein. Without the prior written consent of Beneficiary, Grantor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Trust Property or as otherwise provided herein.

         1.17 Zoning. Without the prior written consent of Beneficiary, not to
              ------
be unreasonably withheld or delayed, Grantor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Grantor shall have the same right to contest zoning, conditions on use and other land use matters and/or any proposed changes in the same in a manner similar to the provisions relating to the contests of Environmental Laws as provided for in Section 1.31 hereof. Grantor shall comply
                                      ------------
with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Grantor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Real Property. Grantor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Trust Property in full force and effect. Grantor shall operate the Real Property as an apartment development and incidental and ancillary uses or other lawful use approved by Beneficiary for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Grantor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Beneficiary. Further, without Beneficiary's prior written consent, Grantor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

         1.18 Financial Statements and Books and Records. Grantor shall keep
              ------------------------------------------
accurate books and records of account of the Trust Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Beneficiary and its duly authorized representatives shall have the right to examine, copy and audit Grantor's records and books of account at all reasonable times. Prior to the first Sale hereunder, and for so long as this Deed of Trust continues in effect, Grantor shall provide to Beneficiary, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Beneficiary as being true and correct by the chief financial officer of the REIT, and, with respect to the financial statements and information set forth in subsection (e) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to
Beneficiary:

              (a) monthly balance sheets and statement of operations for the Trust Property, within thirty (30) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof; and

          (b) quarterly balance sheets and statement of operations for the Trust Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

          (c) copy of the REIT's 10-Q as filed with the Securities and Exchange Commission, within forty-five (45) days after the end of each calendar quarter following the date hereof;

          (d) annual balance sheets and statement of operations for the Trust Property;

          (e) the REIT's annual financial statements, within ninety (90) days after the end of each fiscal year of the REIT;

          (f) annual occupancy summary for the Real Property setting forth the occupancy rates, average daily room rates and room revenues for each month of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by Beneficiary.

     Following the first Sale hereunder, and for so long as this Deed of Trust continues in effect, Grantor shall provide to Beneficiary, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Beneficiary as being true and correct by Grantor or the person or entity to which they pertain, as applicable, and, with respect to the financial statements and information set forth in subsection (d) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Beneficiary:

          (a) copies of all tax returns filed by Grantor, within thirty (30) days after the date of filing;

          (b) monthly operating statements for the Trust Property, within fifteen (15) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof; and

          (c) quarterly operating statements for the Trust Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first
(1st) anniversary of the date hereof;

          (d) annual balance sheets for the Trust Property and annual financial statements for Grantor and each Indemnitor, within ninety (90) days after the end of each calendar year; and

          (e) such other information with respect to the Trust Property, Grantor, the principals or general partners in Grantor, and each Indemnitor, which may be reasonably requested from time to time by Beneficiary, within a reasonable time after the applicable request.

     If any of the aforementioned materials are not furnished to Beneficiary within the applicable time periods or Beneficiary is dissatisfied with the contents of any of the foregoing and has notified Grantor of its dissatisfaction, in addition to any other rights and remedies of Beneficiary contained herein, Beneficiary shall have the right, but not the obligation, after Grantor's failure to cure such satisfaction within thirty (30) business days following Grantor's receipt of such notice, to obtain the same by means of an audit by an independent certified public accountant selected by Beneficiary, in which event Grantor agrees to pay, or to reimburse Beneficiary for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

     1.19 Further Documentation. Grantor shall, on the request of Beneficiary
          ---------------------
and at the expense of Grantor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Trust Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) reasonably deemed advisable by Beneficiary to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Beneficiary, upon Beneficiary's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Beneficiary and in form and substance supplied by Beneficiary, setting forth all amounts due under the Note, stating whether any Event of Default has occurred hereunder and is continuing, and stating whether any offsets or defenses exist against the Debt.

     1.20 Payment of Costs; Reimbursement to Beneficiary. Grantor shall pay all
          ----------------------------------------------
reasonable costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Grantor as the owner of the Trust Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. If Grantor defaults in any such payment, which default is not cured within any applicable grace or cure period, Beneficiary may, after reasonable prior written notice to Grantor, pay the same and Grantor shall reimburse Beneficiary on demand for all such costs and expenses incurred or paid by Beneficiary, together with such interest thereon at the Default Interest Rate from and after the date of Beneficiary's making such payment until reimbursement thereof by Grantor. Any such sums disbursed by Beneficiary, together with such interest thereon, shall be additional indebtedness of Grantor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Further, Grantor shall promptly notify Beneficiary in writing of any litigation or threatened litigation affecting the Trust Property, or any other demand or claim which, if enforced, could impair or threaten to impair Beneficiary's security hereunder. Without limiting or waiving any other rights and remedies of Beneficiary hereunder, if Grantor fails to perform any of its covenants or agreements contained in this Deed of Trust or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might adversely affect Beneficiary's interest in the Trust Property or Beneficiary's right to enforce its security, then Beneficiary may, at its option, with or without notice to Grantor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Grantor to perform its covenants and agreements (without, however, waiving any default of Grantor). Grantor agrees to pay on demand all expenses of Beneficiary or Trustee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Beneficiary or Trustee incurs such expenses until reimbursement thereof by Grantor. Any such expenses so incurred by Beneficiary, together with interest thereon as provided above, shall be additional indebtedness of Grantor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Beneficiary in its discretion. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Trust Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor. Grantor hereby acknowledges and agrees that the remedies set forth in this
Section 1.20 shall be exercisable by Beneficiary, and any and all payments made
------------
or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Beneficiary after the filing by Grantor of a voluntary case or the filing against Grantor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Grantor, Beneficiary, any Indemnitor, the Debt or any of the Loan Documents. Grantor hereby indemnifies and holds Beneficiary harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Trust Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Beneficiary's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Beneficiary to incur any expenses, make any appearances or take any actions.

     1.21 Security Interest. This Deed of Trust is also intended to encumber and
          -----------------
create a security interest in, and Grantor hereby grants to Beneficiary a security interest in, Grantor's right, title and interest in all sums on deposit with Beneficiary pursuant to the provisions of Section 1.6 and Section 1.8
                                               -----------     -----------
hereof or any other Section hereof or of any other Loan Document and Grantor's right, title and interest (if any) in all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Trust Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to
                     ----------
the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing Collateral consisting of furniture, fixtures and equipment is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Grantor's leasehold interest in any of the foregoing property which is leased by Grantor. Grantor shall, from time to time upon the request of Beneficiary, supply Beneficiary with a current inventory of all of the Collateral in which Beneficiary is granted a security interest hereunder, in such detail as Beneficiary may reasonably require. Grantor shall promptly replace all of the Collateral subject to the lien or security interest of this Deed of Trust when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Beneficiary, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Deed of Trust except such as is replaced by an article of similar suitability and value as above provided, owned by Grantor free and clear of any lien or security interest except that created by this Deed of Trust and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Grantor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

     1.22 Security Agreement. This Deed of Trust constitutes a security
          ------------------
agreement between Grantor and Beneficiary with respect to the Collateral in which Beneficiary is granted a security interest hereunder, and, cumulative of all other rights and remedies of Beneficiary hereunder, Beneficiary shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Grantor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein and subject to the rights of Tenants under the Leases and the terms and provisions thereof, Beneficiary shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Trust Property, and Grantor shall promptly deliver the same to Beneficiary, endorsed to Beneficiary, without further notice from Beneficiary. Grantor agrees to furnish Beneficiary with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Grantor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Beneficiary shall have the rights and remedies as prescribed in this Deed of Trust, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Beneficiary's election. Any disposition of the Collateral following the occurrence and continuance of an Event of Default may be conducted by an employee or agent of Beneficiary. Any person, including both Grantor and Beneficiary, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Beneficiary's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Beneficiary shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Grantor, upon demand of Beneficiary, shall assemble such property and make it available to Beneficiary at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Beneficiary to be reasonably convenient to Beneficiary and Grantor. If notice is required by law, Beneficiary shall give Grantor at least ten (10) days' prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Grantor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Grantor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 3.1(e) hereof
                                                         --------------
upon giving the same notice with respect to the sale of the Trust Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent
                                    --------------
permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Beneficiary pursuant to any applicable Uniform Commercial Code:

     (a) In the event of a foreclosure sale, the Trust Property may, at the option of Beneficiary, be sold as a whole; and

     (b) It shall not be necessary that Beneficiary take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

     (c) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

The name and address of Grantor (as Debtor under any applicable Uniform Commercial Code) are:

                CRIT-VA III, INC.
                306 East Main Street
                Richmond, Virginia 23219

The name and address of Beneficiary (as Secured Party under any applicable Uniform Commercial Code) are:

                FIRST UNION NATIONAL BANK
                Commercial Real Estate Finance Group
                One First Union Center
                301 South College Street

                Mailcode NC 0166
                Loan Number: 25-5950685
                Charlotte, North Carolina  28288
                Attention: Contract Finance

     1.23 Easements and Rights-of-Way. Grantor shall not grant any easement or
          ---------------------------
right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Deed of Trust and may take immediate possession of the Trust Property free from, and despite the terms of, such grant of easement or right-of-way. If Beneficiary consents to the grant of an easement or right-of-way, Beneficiary agrees to grant such consent without charge to Grantor other than reasonable expenses, including, without limitation, reasonable attorneys' fees, incurred by Beneficiary in the review of Grantor's request and in the preparation of documents effecting the subordination.

     1.24 Compliance with Laws. (a) Grantor shall at all times comply with all
          --------------------
statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Trust Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Trust Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Trust Property; provided, however, that, Grantor may, upon providing Beneficiary
                --------  -------  ----
with security satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Trust Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Grantor shall not use or occupy, or allow the use or occupancy of, the Trust Property in any manner which violates any Lease of or any other agreement applicable to the Trust Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

          (b) Grantor agrees that the Trust Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the "Access Laws"). Grantor agrees to give prompt
                               -----------
notice to Beneficiary of the receipt by Grantor of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

     1.25 Additional Taxes. In the event of the enactment after the date hereof
          ----------------
of any law of the state in which the Trust Property is located or of any other governmental entity deducting from the value of the Trust Property for the purpose of taxing any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, Beneficiary or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Deed of Trust or the Debt or Beneficiary, then, and in any such event, Grantor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefor; provided, however, that if
                                                     --------  -------  ----
in the opinion of counsel for Beneficiary (a) it might be unlawful to require Grantor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Beneficiary may elect, by notice in writing given to Grantor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due unless, at the time of such payment, an Event of Default or a Default shall have occurred and is continuing, which Default or Event of Default is unrelated to the provisions of this Section 1.25, in which event any applicable prepayment premium or fee in
        ------------
accordance with the terms of the Note shall be due and payable.

     1.26 Secured Indebtedness. It is understood and agreed that this Deed of
          --------------------
Trust shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Beneficiary to or for the benefit of Grantor from time to time under this Deed of Trust or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Beneficiary, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Deed of Trust and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Deed of Trust.

     1.27 Grantor's Waivers. To the full extent permitted by law, Grantor agrees
          -----------------
that Grantor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Trust Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Trust Property so sold. Grantor, for Grantor and Grantor's successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Grantor, including the Trust Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Trust Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Trust Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Grantor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Trust Property, for the collection of the Debt without any prior or different resort for collection, or the right of Beneficiary under the terms of this Deed of Trust to the payment of the Debt out of the proceeds of sale of the Trust Property in preference to every other claimant whatever. Furthermore, Grantor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Deed of Trust or to collect any of the Debt to the fullest extent permitted by law. Grantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Grantor, Grantor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. ss.105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Beneficiary to enforce any rights of Beneficiary against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

          1.28 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
               ------------------------------------------------

               (a) GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS DEED OF TRUST OR ANY OTHER OF THE LOAN DOCUMENTS,
(ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR

FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).

          (b) GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF BENEFICIARY OR GRANTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BENEFICIARY OR GRANTOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     1.29 Attorney-in-Fact Provisions. With respect to any provision of this
          ---------------------------
Deed of Trust or any other Loan Document whereby Grantor grants to Beneficiary a power-of-attorney, provided no Event of Default has occurred under this Deed of Trust, Beneficiary shall first give Grantor written notice at least five (5) days prior to acting under such power, which notice shall demand that Grantor first take the proposed action within such period and advising Grantor that if it fails to do so, Beneficiary will so act under the power; provided, however,
                                                            --------  -------
that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious injury, damage, loss, forfeiture or diminution in value to the Trust Property or any surrounding property or to prevent any adverse affect on Beneficiary's interest in the Trust Property, Beneficiary may act immediately and without first giving such notice. In such event, Beneficiary will give Grantor notice of such action as soon thereafter as reasonably practical.

     1.30 Management. The management of the Trust Property shall be by either:
          ----------
(a) Grantor, the REIT or an entity affiliated with Grantor or the REIT reasonably approved by Beneficiary for so long as Grantor or said affiliated entity is managing the Trust Property consistent with the provisions of the Loan Documents; or (b) a professional property management company reasonably approved by Beneficiary. If management is by a third-party professional property management company not affiliated with Grantor or the REIT, such management shall be pursuant to a written agreement reasonably approved by Beneficiary. In no event shall any manager be removed or replaced or the terms of any management agreement materially adversely modified or amended without the prior written consent of Beneficiary. After an Event of Default or a material default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Beneficiary shall have the right to terminate, or to direct Grantor to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Grantor to retain, a new management agent reasonably approved by Beneficiary. All Rents generated by or derived from the Trust Property shall first be utilized for current expenses attributable to the ownership and operation of the Trust Property, including, without limitation, current expenses relating to Grantor's liabilities and obligations with respect to this Deed of Trust and the other Loan Documents, and none of the Rents generated by or derived from the Trust Property shall be diverted by Grantor and utilized for any other purposes until all such current expenses attributable to the ownership and operation of the Trust Property have been fully paid and satisfied.

     1.31 Hazardous Waste and Other Substances.
          ------------------------------------

          (a) Grantor hereby represents and warrants to Beneficiary that, as of the date hereof: (i) to the best of Grantor's knowledge, information and belief, none of Grantor nor the Trust Property nor any Tenant at the Premises nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health as affected by the environment, natural resources or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.(S)9601 et seq.), the Resource Conservation and Recovery
                              -- ---
Act of 1976 (42 U.S.C.(S)6901 et seq.), the Federal Water Pollution Control Act
                              -- ---
(33 U.S.C.(S)1251 et seq.), the Clean Air Act (42 U.S.C.(S)7401 et seq.), the
                  -- ---                                        -- ---
Emergency Planning and Community-Right-to-Know Act (42 U.S.C.(S)11001 et seq.),
                                                                      -- ---
the Endangered Species Act (16 U.S.C.(S)1531 et seq.), the Toxic Substances Control Act (15 U.S.C.(S)2601 et seq.), the Occupational Safety and Health Act
                              -- ---
(29 U.S.C.(S)651 et seq.) and the Hazardous Materials Transportation Act (49
                 -- ---
U.S.C.(S)1801 et seq.), including any regulations promulgated pursuant to said
              -- ---
laws, all as amended from time to time ("Environmental Laws") or otherwise
                                         ------------------
exposed to any liability under any Environmental Law relating to or affecting the Trust Property, whether or not used by or within the control of Grantor;
(ii) to the best of Grantor's knowledge, information and belief, no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, materials containing more than 1% asbestos, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been
                --------------------
handled, generated, stored, processed or disposed of on or released or discharged from the Trust Property (including underground contamination), except for those substances used by Grantor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such would not reasonably be expected to give rise to liability under Environmental Laws; (iii) to the best of Grantor's knowledge, information and belief, radon is not present at the Trust Property in excess or in violation of any applicable thresholds or standards or in amounts that require under applicable law disclosure to any tenant or occupant of or invitee to the Trust Property or to any governmental agency or the general public; (iv) to the best of Grantor's knowledge, information and belief, the Trust Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws; (v) there is no pending, nor, to Grantor's knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Grantor or the Trust Property; (vi) to the best of Grantor's knowledge, information and belief, there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Trust Property; (vii) Grantor has received no notice of, and to the best of Grantor's knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Trust Property, nor does Grantor know of any basis for such an investigation, action, proceeding or claim; (viii) Grantor has received no notice of and, to the best of Grantor's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Trust Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Grantor know of any basis for such an investigation, action, proceeding or claim.

     (b) Grantor has not received nor to the best of Grantor's knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws.

     (c) To the best of Grantor's knowledge, information and belief, the Trust Property is not listed or, to the best of Grantor's knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

     (d) Grantor shall comply with all applicable Environmental Laws. Grantor shall keep or cause the Trust Property to be kept free from Hazardous Substances (except those substances used by Grantor or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws and where such would not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws, Grantor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Deed of Trust, Grantor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing materials.

     (e) Grantor shall promptly notify Beneficiary if Grantor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Trust Property other than those occurring in the ordinary course of Grantor's business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of, or other exposure to liability under, any Environmental Laws, (iii) any lien, action or notice affecting the Trust Property or Grantor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Grantor or the Trust Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Deed of Trust incorrect in any material respect if made at the time of such discovery. Immediately upon receipt of same, Grantor, shall deliver to Beneficiary copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Trust Property or to Grantor. Grantor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise to liability under Environmental Laws. Without limiting the foregoing, Grantor shall, at its own expense, take all actions as required by applicable Environmental Laws, for the clean-up of any and all portions of the Trust Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Beneficiary) and shall further pay or cause to be paid, at no expense to Beneficiary, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Trust Property. Notwithstanding the foregoing, Grantor may, in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity or applicability of any such Environmental Laws to any portion of the Trust Property as long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its reasonable subjective opinion, that such contest suspends the requirement for Grantor to comply with such Environmental Laws. Prior to the earlier commencement of such contest or the delinquency date of any asserted costs related thereto, Grantor shall deposit into the Impound Account an amount determined by Beneficiary to the reasonably adequate covered payment of such costs and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Grantor shall promptly cause to be paid any
           --------  -------
amount adjudged by a court of competent jurisdiction be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, further, that in any event such contest shall be concluded and the
--------  -------
charges or assessments shall be paid prior to the date any writ or order is issued under which the Trust Property may be sold, lost or forfeited. In the event Grantor fails to do so, Beneficiary may, if required by Environmental Laws (and after reasonable prior written notice to Grantor), but shall not be obligated to, cause the Trust Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. Grantor hereby grants to Beneficiary and its agents and employees access to the Trust Property and a license to remove any items deemed by Beneficiary to be Hazardous Substances and to do all things Beneficiary shall deem necessary to bring the Trust Property into conformance with Environmental Laws.

                  (f) Grantor covenants and agrees, at Grantor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Beneficiary), and hold Beneficiary harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind as required by applicable Environmental Laws or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Beneficiary or the Trust Property, and arising from or out of:
(i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of the Trust Property or any surrounding areas, regardless of whether or not caused by or within the control of Grantor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Trust Property, originating from the Trust Property, or otherwise associated with Grantor or any operations conducted on the Trust Property at any time; (iv) the failure by Grantor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or
                       ------------
warranty contained in this Section 1.31 in any material respect; (vi) the
                           ------------
enforcement of this Section 1.31, including, without limitation, the cost of
                    ------------
assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Trust Property or any surrounding areas as required by applicable Environmental Laws, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Trust Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Trust Property or any surrounding areas. The indemnity set forth in this
Section 1.31 shall also include any diminution in the value of the security
------------
afforded by the Trust Property or any future reduction in the sales price of the Trust Property by reason of any matter set forth in this Section 1.31. The
                                                         ------------
foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Trust Property after foreclosure or other taking of title to the Trust Property by Beneficiary or its successor or assigns. Beneficiary's rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Beneficiary under this Deed of Trust, the Note and the other Loan Documents.

                  (g) Upon Beneficiary's request, at any time during the continuance of an Event of Default or at such other time as Beneficiary has reasonable grounds to believe, and so notifies Grantor, that Hazardous Substances are or have been released, stored or disposed of on the Trust Property, or on property contiguous with the Trust Property, or that the Trust Property may be in violation of the Environmental Laws, Grantor shall perform or cause to be performed, at Grantor's sole cost and expense and in scope, form and substance reasonably satisfactory to Beneficiary, an inspection or audit of the Trust Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Beneficiary indicating the presence or absence of Hazardous Substances on the Trust Property, the compliance or non-compliance status of the Trust Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Trust Property prepared by an engineering or consulting firm reasonably approved by Beneficiary indicating the presence or absence of friable asbestos or substances containing asbestos in excess of 1% or lead or substances containing lead or lead based paint ("Lead Based Paint") on the Trust Property. If Grantor fails to
                   ----------------
provide reports of such inspection or audit within thirty (30) days after such request, Beneficiary may order the same, and Grantor hereby grants to Beneficiary and its employees and agents access to the Trust Property and an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

                  (h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Grantor, the REIT and Beneficiary (the "Environmental Indemnity Agreement"). The provisions of this Deed of Trust
      ---------------------------------
and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Beneficiary.

                  (i) If, prior to the date hereof, it was determined that the Trust Property contains Lead Based Paint, Grantor had prepared an assessment report describing the location and condition of the Lead Based Paint (a "Lead
                                                                         ----
Based Paint Report"). If, at any time hereafter, Lead Based Paint is suspected
------------------
of being present on the Trust Property, Grantor agrees, at its sole cost and expense and within sixty (60) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Beneficiary.

                  (j) Grantor agrees that if it has been, or if at any time hereafter it is, determined that the Trust Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Grantor shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Trust Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Beneficiary (together with any Lead Based Paint Report, the "O&M Plan"). (If
                                                                --------
an O&M Plan has been prepared prior to the date hereof, Grantor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

         1.32     Indemnification; Subrogation.
                  ----------------------------

                  (a) Grantor shall indemnify, defend and hold Beneficiary harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Trust Property or the Debt, and
(ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Beneficiary's reasonable attorneys' fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Beneficiary in connection with the Debt, this Deed of Trust, the Trust Property, or any part thereof, or the exercise by Beneficiary of any rights or remedies granted to it under this Deed of Trust; provided,
                                                                  --------
however, that nothing herein shall be construed to obligate Grantor to
-------
indemnify, defend and hold harmless Beneficiary from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Beneficiary by reason of Beneficiary's willful misconduct or gross negligence or in connection with Beneficiary effecting a Secondary Market Transaction.

              (b) If Beneficiary is made a party defendant to any litigation or any claim is threatened or brought against Beneficiary concerning the making or enforcement of the Debt, this Deed of Trust, the Trust Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold Beneficiary harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees and expenses incurred by Beneficiary in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Beneficiary commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Beneficiary its reasonable attorneys' fees and expenses. The right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Deed of Trust, Beneficiary may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Beneficiary reasonable attorneys' fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Grantor by reason of such breach. All references to "attorneys" in this --------- Subsection and elsewhere in this Deed of Trust shall include, without limitation, any attorney or law firm engaged by Beneficiary and Beneficiary's in-house counsel, and all references to "fees and expenses" in this Subsection ----------------- and elsewhere in this Deed of Trust shall include, without limitation, any fees of such attorney or law firm, any appellate counsel fees, if applicable, and any allocation charges and allocation costs of Beneficiary's in-house counsel.

              (c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Beneficiary, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Trust Property, Grantor's property or the property of others under Grantor's control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

         1.33 Covenants with Respect to Indebtedness, Operations, Fundamental
              ---------------------------------------------------------------
Changes of Grantor. Grantor hereby represents, warrants and covenants as of the
------------------
date hereof and until such time as the Debt is paid in full, that Grantor has been, is, and shall remain a Single-Purpose Entity (as hereinafter defined). Grantor has complied and will at all times comply, or if Grantor is a limited partnership or a limited liability company, each general partner or the SPE Member (as hereinafter defined) of Grantor (each, an "SPE Equity Owner"), has
                                                      ----------------
complied, will at all times comply, and will cause Grantor to comply, with each of the representations, warranties and covenants contained in this Section 1.33
                                                                   ------------
as if such representation, warranty or covenant was made directly by Grantor or such SPE Equity Owner, as the case may be. A "Single-Purpose Entity" or "SPE"
                                              ---------------------      ---
means a corporation, limited partnership, or limited liability company that:

              (a) if a corporation, must have at least one Independent
Director (as hereinafter defined), or if requested by Beneficiary (which request Grantor shall comply with within five (5) business days) in connection with a Secondary Market Transaction, two Independent Directors, and must not take any action that, under the terms of any certificate or articles of incorporation, by-laws, or any voting trust agreement with respect to such entity's common stock, requires the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including, without limitation, all Independent Directors, shall have participated in such vote ("SPE Corporation"); provided, however, the foregoing Independent Director
  ---------------
requirement shall not apply unless and until a Sale and pursuant to the requirements of Section 1.13(b)(11) hereof;
                -------------------

                  (b) if a limited partnership, must have each general partner be an SPE Corporation;

                  (c) if a limited liability company, must have one managing member (the "SPE Member") and such managing member must be an SPE Corporation.
             ----------
Only the SPE Member may be designated as a manager under the Grantor's operating agreement and pursuant to the law where the Grantor is organized. Grantor may be a single member Delaware limited liability company without an SPE Corporation managing member so long as Grantor has two "special members" who shall serve as Independent Directors of Grantor; provided, however, the foregoing Independent Director requirement shall not apply unless and until a Sale and pursuant to the requirements of Section 1.13(b)(11) hereof;
                -------------------

                  (d) was and will be organized solely for the purpose of (i) owning an interest in the Trust Property and the Other Mortgaged Properties,
(ii) acting as a general partner of a limited partnership that owns an interest in the Trust Property and the Other Mortgaged Properties, or (iii) acting as the member of a limited liability company that owns an interest in the Trust Property and the Other Mortgaged Properties;

                  (e) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Grantor's existence as a single purpose entity, bankruptcy-remote entity;

                  (f) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

                  (g) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

                  (h) does not own and will not own any asset other than (i) the Trust Property, (ii) the Other Mortgaged Properties and (iii) incidental personal property necessary for the operation of the Trust Property and the Other Mortgaged Properties;

                  (i) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Trust Property and the Other Mortgaged Properties;

                  (j) will not enter into any contract or agreement with any general partner, affiliate or member of Grantor, as applicable, or any affiliate of any general partner or member of Grantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

                  (k) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) affiliate advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Trust Property and the Other Mortgaged Properties customarily satisfied within thirty (30) days in an aggregate amount, as to the Trust Property or each of Other Mortgaged Properties, not to exceed one percent (1%) of the outstanding principal balance of the Note or the respective Contemporaneous Note, as applicable, and no other debt will be secured (senior, subordinate or pari passu) by the Trust Property;

                  (l) has not made and will not make any loans or advances to any third party (including any affiliate);

                  (m) is and will be solvent and pay its debts from its assets as the same shall become due;

                  (n) has done or caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

                  (o) will conduct and operate its business in its own name and as presently conducted and operated;

                  (p) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

                  (q) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Grantor, as applicable);

                  (r) will file its own tax returns; provided that for so long as the Grantor is a qualified REIT subsidiary or includible on a consolidated basis in the tax return of the REIT, Grantor shall only be required to have its own employer identification number;

                  (s) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (t) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates and shall allocate fairly and reasonably any overhead and expense for shared office space;

                  (u) will not commingle the funds and other assets of Grantor with those of any general partner, member, affiliate, principal or any other person;

                  (v) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

                  (w) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

                  (x) will pay any liabilities out of its own funds, including salaries of its employees, not funds of any affiliate;

                  (y) will use stationery, invoices, and checks separate from its affiliates; and

                  (z) As used in this Section 1.33, "Independent Director" shall
                                      ------------   --------------------
mean a duly appointed member of the board of directors of an SPE Corporation or single member Delaware limited liability company who has not been at any time during the five (5) years preceding his or her initial appointment, and shall not be at any time while serving as Independent Director any of the following:
(a) a stockholder, director (other than in his or her capacity as an Independent Director), officer, employee, partner, or member of Grantor, any SPE Equity Owner, any partner, shareholder or member of any SPE Equity Owner, or any affiliate of any of the foregoing; (b) a stockholder, director, officer, employee, partner, or member of any customer of, supplier or service provider (including professionals) to, or other person who derives more than 10% of its purchases, revenues, compensation, or other financial remuneration from its activities with Grantor, any SPE Equity Owner, any partner, shareholder or member of any SPE Equity Owner, any affiliate of any of the foregoing, or any person or entity who otherwise is financially dependent upon an officer, director, or employee of Grantor, any SPE Equity Owner, any partner or member of any SPE Equity Owner, or any family member (by blood or marriage) of any such officer, director, or employee, or a business entity owned or controlled by any of the foregoing; (c) a person or other entity controlling or under common control with any such stockholder, director, officer, employee, partner, member, customer, supplier or other person; or (d) a member of the immediate family of any individual described in clause (a), (b) or (c) above. Notwithstanding
                            ---------   ---    ---
anything to the contrary contained herein, the Independent Director of a general partner or managing member of Grantor shall be permitted to serve as an Independent Director of other Special Purpose Entities which are now, or may in the future be, established by any affiliate of Grantor, or any partner or member of Grantor. As used in this subsection, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise. As used herein, the term "affiliate" shall mean:
 ---------

                  (i) any person or entity directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities or interests of such other person or entity;

                  (ii) any person or entity ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person or entity;

                  (iii) any person or entity directly or indirectly controlling, controlled by or under common control with such other person or entity;

                  (iv) any officer, director or partner of such other person or entity;

                  (v) if such other person or entity is an officer, director or partner, any company for which such person or entity acts in any such capacity; and

                  (vi)  any close relative or spouse of the specified person.

         1.34     Intentionally Deleted
                  ---------------------

         1.35     ERISA.
                  -----

                  (a) Grantor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Beneficiary of any of its rights under the Note, this Deed of Trust or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                  (b) Grantor further covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of this Deed of Trust, as requested by Beneficiary in its sole discretion, that (i) Grantor is not an "employee benefit plan" as defined in
Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Grantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                  (1) Equity interests in Grantor are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                  (2) Less than 25 percent of each outstanding class of equity interests in Grantor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (3) Grantor qualifies as an "operating company" within the meaning of 29 C.F.R. Section 2510.3-101 or an investment company registered under the Investment Company Act of 1940.

                  (c) Grantor shall indemnify Beneficiary and defend and hold Beneficiary harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary's sole discretion) that Beneficiary may incur, directly or indirectly, as a result of a default under this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Deed of Trust.

         1.36 Springing Lock-Box Account. At Beneficiary's election following
              --------------------------
the occurrence and continuance of an Event of Default or if the debt service coverage ratio of the Trust Property and all Other Mortgaged Properties falls below 1.15:1, as determined by Beneficiary, Beneficiary may require Grantor to enter into one or more clearing and deposit agreements acceptable to Beneficiary between Grantor, Beneficiary and one or more certain financial institutions (which may be Beneficiary or an affiliate or subsidiary of Beneficiary) acceptable to Beneficiary (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "Lock-Box Agreement") in Beneficiary's then current form which shall provide,
 ------------------
among other things, that all Rents and other sums collected from, or arising with respect to, the Trust Property be deposited in the deposit account (the "Lock-Box Account") established in connection with such Lock-Box Agreement,
 ----------------
which may be an interest-bearing account, and that such amounts shall be disbursed in accordance with the Lock-Box Agreement. Grantor shall not have a right of withdrawal in respect to the Lock-Box Account. Grantor shall pay all reasonable costs and expenses incurred in creating and maintaining the Lock-Box Agreement and all of Beneficiary's reasonable out-of-pocket costs and expenses in connection with the preparation and negotiation of the Lock-Box Agreement. Immediately following Beneficiary's election to require that Grantor establish the Lock-Box Account, Grantor shall deliver to Beneficiary for delivery, at Grantor's expense, by certified mail, return receipt requested, to all Tenants of the Trust Property an irrevocable written notice in the form attached hereto as Exhibit D (or such other form as may be attached to the Lock-Box Agreement)
   ---------
directing such tenants to pay their rent and other amounts due under their leases to the depository under the Lock-Box Agreement for deposit into the Lock-Box Account. Additionally, each Lease executed on or after the date of the Lock-Box Agreement affecting any of the Premises or Improvements must provide, in a manner approved by Beneficiary, that the Tenant is required to make all payments due to Grantor under the terms of such lease, license or occupancy agreement to the depository of the Lock-Box Account by check, cashiers check or money order made payable to Beneficiary or its successors or assigns. Upon the occurrence and continuance of any Event of Default, Beneficiary shall apply any sums then held pursuant to the Lock-Box Agreement (other than security deposits) to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held in the Lock-Box Account pursuant to the Lock-Box Agreement (other than security deposits) shall constitute additional security for the Debt. The Lock-Box Agreement, when and if executed, shall be a "Loan
                                                                        ----
Document" for all purposes under the Note, this Deed of Trust and the other Loan
--------
Documents. Grantor hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor, coupled with an interest, to, upon Grantor's failure to do so in accordance with the terms hereof, without notice to

Grantor, execute and deliver the Lock-Box Agreement and the notices to tenants described in this Section 1.36 and to take any other action reasonably necessary
                  ------------
or desirable in Beneficiary's judgment to carry out the intention of this
Section 1.36.
------------

                                   ARTICLE II.
                                EVENTS OF DEFAULT
                                -----------------

         2.1      Events of Default.  The occurrence of any of the following
                  -----------------
events shall be an Event of Default hereunder:

                  (a) Grantor fails to pay any money to Beneficiary required hereunder at the time or within any applicable grace period set forth herein or in any other Loan Document, or if no grace period is set forth herein or therein, then within seven (7) days after the date of Beneficiary's written notice to Grantor that such payment is due (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

                  (b) Grantor fails to provide insurance as required by Section
                                                                        -------
1.4 hereof or fails to perform any material covenant, agreement, obligation,
---
term or condition set forth in Section 1.31 or Section 1.33 hereof (provided,
                               ------------    ------------         --------
however, so long as Grantor shall be undertaking any obligations required under
-------
Section 1.31 in accordance with Environmental Laws, Grantor shall be entitled to
------------
such time as may reasonably required to fulfill such obligations so long as the same are completed within any timeframe established under applicable law or governmental authority).

                  (c) Grantor fails to perform any other covenant, agreement, obligation, term or condition set forth herein or in any other Loan Document, other than those otherwise described in this Section 2.1, and, to the extent
                                             -----------
such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Beneficiary to Grantor; provided, however, that if such default is susceptible
                        --------  -------
of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Grantor commences to cure such default promptly after receipt of written notice thereof from Beneficiary, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

                  (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Beneficiary by Grantor, by any general partner, manager or member in Grantor, or by any Indemnitor is determined by Beneficiary to have been false or misleading in any material respect at the time made and any such false or misleading representation or warranty has resulted in a Material Adverse Effect.

                  (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Trust Property, Grantor or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.
   ------------

         (f) Grantor, general partner or managing member in Grantor or any Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Grantor, for any such general partner or managing member of Grantor or for any Indemnitor or for a substantial part of the assets of Grantor, of any such general partner or managing member of Grantor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

         (g) A petition is filed or any case, proceeding or other action is commenced against Grantor, against any general partner or managing member, as the case may be, of Grantor or against any Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Grantor, against any general partner or managing member, as the case may be, of Grantor or against any Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Grantor, of any such general partner or managing member, as the case may be, of Grantor or of any Indemnitor, a receiver, trustee, custodian or similar officer for Grantor, for any such general partner or managing member, as the case may be, of Grantor or for any Indemnitor, or for any substantial part of any of the properties of Grantor, of any such general partner or managing member, as the case may be, of Grantor or of any Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within sixty (60) days after being commenced.

         (h) The Trust Property or any part thereof is taken on execution or other process of law in any final and non-appealable legal proceeding, without the right of redemption against Grantor, other than in connection a condemnation or the exercise of the power of eminent domain or police power.

         (i) Grantor abandons all or a material portion of the Trust Property for a period in excess of thirty (30) consecutive days other than as a result of a force majeure.

         (j) The holder of any lien or security interest on the Trust Property (without implying the consent of Beneficiary to the existence or creation of any such lien or security interest), whether superior or subordinate to this Deed of Trust or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

         (k) The Trust Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration so that the value of the Trust Property is materially diminished thereby and Beneficiary determines that it is not adequately protected from any loss, damage or risk associated therewith.

         (l) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Grantor, any general partner or any managing member, or any Indemnitor.

         (m) The occurrence and continuance of an Event of Default under any of the Contemporaneous Notes, the Contemporaneous Mortgages or the Contemporaneous Assignments.

                                  ARTICLE III.
                                    REMEDIES
                                    --------

    3.1 Remedies Available. If there shall occur and be continuing an Event of
        ------------------
Default under this Deed of Trust, then this Deed of Trust is subject to foreclosure as provided by law and Beneficiary may, at its option and by or through a trustee, nominee, assignee or otherwise (including, without limitation, the Trustee), to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

         (a) Acceleration. Accelerate the maturity date of the Note and declare
             ------------
any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Grantor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

         (b) Entry on the Trust Property. Either in person or by agent, with or
             ---------------------------
without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Grantor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Beneficiary's judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Trust Property, to increase the income therefrom, to manage and operate the Trust Property or to protect the security hereof, and all sums expended by Beneficiary therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Beneficiary by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

         (c) Collect Rents. With or without taking possession of the Trust
             -------------
Property, sue or otherwise collect the Rents, including those past due and unpaid.

         (d) Appointment of Receiver. Upon, or at any time prior or after,
             -----------------------
initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Trust Property, as a matter of strict right and without notice to Grantor and without regard to the adequacy of the Trust Property for the repayment of the Debt or the solvency of Grantor or any person or persons liable for the payment of the Debt, and Grantor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Trust Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in
Section 3.3 below. Such receivership shall, at the option of Beneficiary, continue until full payment of all of the Debt or until title to the Trust Property subject to foreclosure shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

         (e) Foreclosure. Immediately commence an action to foreclose this Deed
             -----------
of Trust or to specifically enforce its provisions with respect to any of the Debt, pursuant to applicable law, and sell the Trust Property or cause the Trust Property subject to foreclosure hereunder to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Beneficiary. In the event foreclosure proceedings are instituted by Beneficiary, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Grantor and secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Beneficiary under the Loan Documents, may be bid by Beneficiary in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Beneficiary or its assigns may become the purchaser of such Trust Property or any part thereof.

         (f) Judicial Remedies. Proceed by suit or suits, at law or in equity,
             -----------------
instituted by or on behalf of Beneficiary, upon written request of Beneficiary, to enforce the payment of the Debt or the other obligations of Grantor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Trust Property, and to have all or any part of the Trust Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Beneficiary with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Beneficiary.

         (g)   Sale of Property. (i) Trustee, at the request of Beneficiary,
               ----------------
shall have the power to sell the Trust Property subject to foreclosure hereunder or any part thereof at public auction, in such manner, at such time, and place, upon such terms and conditions, and upon such public notice as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey such Trust Property in fee simple by trustee's deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied as provided in Section 3.2 hereof. Beneficiary, Trustee and any receiver or
            -----------
custodian of the Trust Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

         (ii) Beneficiary and Trustee, as applicable, may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable law, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (iii) Upon the completion of any sale or sales ordered by Beneficiary and made by Trustee under or by virtue of this paragraph, Beneficiary or Trustee, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact for Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if so requested by Trustee or Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Beneficiary, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue or this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under law, be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any party thereof, from, through or under Grantor.

         (iv) In the event of any sale made under or by virtue of this Deed of Trust (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt relative to the Trust Property, immediately thereupon shall, anything in the Note, this Deed of Trust or any other of the Loan Documents to the contrary notwithstanding, become due and payable.

         (v) Upon any sale under or by virtue of this Deed of Trust (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting the Debt to and against the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

         (vi) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or any part thereof or upon any other property of Grantor shall release the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired until the entire Debt is paid in full.

         (h) Other. Exercise any other right or remedy available hereunder,
             -----
under any of the other Loan Documents or at law or in equity.

     3.2 Application of Proceeds. To the fullest extent permitted by law, the
         -----------------------
proceeds of any sale under this Deed of Trust following the occurrence and continuance of an Event of Default shall be applied, to the extent funds are so available, to the following items in such order as Beneficiary in its discretion may determine:

         (a) To payment of the reasonable costs, expenses and fees of taking possession of the Trust Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Beneficiary's rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

         (b) To payment of all sums expended by Beneficiary under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

         (c) To payment of the Debt and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, subject to applicable law, in any order that Beneficiary chooses in its sole discretion.

         (d) The remainder, if any, of such funds shall be disbursed to Grantor or to the person or persons legally entitled thereto.

         3.3 Right and Authority of Receiver or Beneficiary in the Event of
             --------------------------------------------------------------
Default; Power of Attorney. Upon the occurrence and continuance of an Event of
--------------------------
Default, and entry upon the Trust Property pursuant to Section 3.1(b) hereof or
                                                       --------------
appointment of a receiver pursuant to Section 3.1(d) hereof, and under such
                                      --------------
terms and conditions as may be prudent and reasonable under the circumstances in Beneficiary's or the receiver's sole discretion, all at Grantor's expense, Beneficiary or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Trust Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Trust Property; (c) exclude Grantor and its agents, servants and employees wholly from the Trust Property; (d) manage and operate the Trust Property; (e) preserve and maintain the Trust Property; (f) make repairs and alterations to the Trust Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Beneficiary may in its sole discretion deem appropriate or desirable to place the Trust Property in such condition as will, in Beneficiary's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Trust Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Trust Property under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Beneficiary as attorney-in-fact and agent of Grantor or in its own name as Beneficiary, such documents and instruments as are necessary or appropriate to consummate transactions authorized hereunder; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Trust Property; (m)
eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Grantor or Beneficiary; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Beneficiary by this Deed of Trust; and (r) do any acts which Beneficiary in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed of Trust. This Deed of Trust shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Grantor or Beneficiary, at the request of Beneficiary following the occurrence and continuance of an Event of Default or as otherwise provided in the Loan Documents, to pay all amounts owing under any lease, contract, concession, license or other agreement to Beneficiary without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Grantor in so doing) any request, notice or demand by Beneficiary for the payment to Beneficiary of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Deed of Trust or under any of the other Loan Documents has actually occurred or is then existing. Grantor hereby constitutes and appoints Beneficiary, its assignees, successors, transferees and nominees, as Grantor's true and lawful attorney-in-fact and agent, with full power of substitution in the Trust Property, in Grantor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Beneficiary in connection with any action taken under this Section
                                                                       -------
3.3, together with interest thereon at the Default Interest Rate from the date
---
of making such advancement by Beneficiary until actually paid by Grantor, shall be a demand obligation owing by Grantor to Beneficiary and shall be secured by this Deed of Trust and by every other instrument securing all or any portion of the Debt.

         3.4 Occupancy After Foreclosure. In the event there is a foreclosure
             ---------------------------
sale hereunder resulting from the occurrence and continuance of an Event of Default, and at the time of such sale, Grantor or Grantor's representatives, successors or assigns, or any other persons claiming any interest in the Trust Property by, through or under Grantor (except Tenants of space in the Improvements subject to Leases), are occupying or using the Trust Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Trust Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Trust Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Trust Property in the appropriate court of the county in which the Premises is located.

         3.5 Notice to Account Debtors. Beneficiary may, at any time after the
             -------------------------
occurrence and continuance of an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Grantor included in the Trust Property to pay Beneficiary directly. Grantor shall at any time or from time to time upon the request of Beneficiary following the occurrence and continuance of an Event of Default, provide to Beneficiary a current list of all such account debtors and obligors and their addresses.

         3.6 Cumulative Remedies. All remedies contained in this Deed of Trust
             -------------------
are cumulative and Beneficiary shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Beneficiary and may be exercised in any order and as often as occasion therefor shall arise. No act of Beneficiary shall be construed as an election to proceed under any particular provisions of this Deed of Trust to the exclusion of any other provision of this Deed of Trust or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary. No delay or failure by Beneficiary to exercise any right or remedy under this Deed of Trust shall be construed to be a waiver of that right or remedy or of any Event of Default. Beneficiary may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

         3.7 Payment of Expenses. Grantor shall pay on demand all of
             -------------------
Beneficiary's expenses incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Beneficiary until actually paid by Grantor at the Default Interest Rate, and the same shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the Debt.

                                   ARTICLE IV.
                       MISCELLANEOUS TERMS AND CONDITIONS
                       ----------------------------------

         4.1 Time of Essence. Time is of the essence with respect to all
             ---------------
provisions of this Deed of Trust.

         4.2 Release of Deed of Trust. If all of the Debt be paid, then and in
             ------------------------
that event only, all rights under this Deed of Trust, except for those provisions hereof which by their terms survive, shall terminate and the Trust Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Beneficiary in due form at Grantor's cost. No release of this Deed of Trust or the lien hereof shall be valid unless executed by Beneficiary.

         4.3 Certain Rights of Beneficiary. Without affecting Grantor's
             -----------------------------
liability for the payment of any of the Debt, Beneficiary may from time to time and without notice to Grantor: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Trust Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Deed of Trust or any agreement subordinating the lien hereof.

         4.4 Waiver of Certain Defenses. No action for the enforcement of the
             --------------------------
lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

         4.5 Notices. All notices, demands, requests or other communications to
             -------
be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Deed of Trust or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         4.6 Successors and Assigns; Joint and Several Liability. The terms,
             ---------------------------------------------------
provisions, indemnities, covenants and conditions hereof shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest of Grantor in and to all or any part of the Trust Property, and shall inure to the benefit of Beneficiary, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Grantor or Beneficiary shall be deemed to include all such parties' successors and assigns, and the term "Beneficiary" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt.

         4.7 Severability. A determination that any provision of this Deed of
             ------------
Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         4.8 Gender. Within this Deed of Trust, words of any gender shall be
             ------
held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

         4.9 Waiver; Discontinuance of Proceedings. Beneficiary may waive any
             -------------------------------------
single Event of Default by Grantor hereunder without waiving any other prior or subsequent Event of Default. Beneficiary may remedy any Event of Default by Grantor hereunder without waiving the Event of Default remedied. Neither the failure by Beneficiary to exercise, nor the delay by Beneficiary in exercising, any right, power or remedy upon any Event of Default by Grantor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Debt, the Loan Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the same had never been invoked.

         4.10 Section Headings. The headings of the sections and paragraphs of
              ----------------
this Deed of Trust are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         4.11 GOVERNING LAW. THIS DEED OF TRUST WILL BE GOVERNED BY AND
              -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE TRUST PROPERTY LOCATED IN SUCH STATE.

         4.12 Counting of Days. The term "days" when used herein shall mean
              ----------------
calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

         4.13 Relationship of the Parties. The relationship between Grantor and
              ---------------------------
Beneficiary is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

         4.14 Application of the Proceeds of the Note. To the extent that
              ---------------------------------------
proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Trust Property, such proceeds have been advanced by Beneficiary at Grantor's request and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

         4.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot
              ---------------------------------
be lawfully secured by this Deed of Trust or if any part of the Trust Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

         4.16 Cross-Default; Cross-Collateralization; Severance of Loans.
              ----------------------------------------------------------
Grantor acknowledges that Beneficiary has made the loan evidenced by the Note to Grantor upon the security of its collective interest in the Trust Property and Other Mortgaged Properties and in reliance upon the aggregate of the Trust Property and Other Mortgaged Properties taken together being of greater value as collateral security than the sum of the Trust Property and Other
Mortgaged Properties taken separately. Grantor agrees that this Deed of Trust and the other Contemporaneous Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under either this Deed of Trust or any of the Contemporaneous Mortgages shall constitute an Event of Default under both this Deed of Trust and the Contemporaneous Mortgages which secure the Note and the Contemporaneous Notes; (ii) an Event of Default under the Note shall constitute an Event of Default under each of this Deed of Trust, the Contemporaneous Notes, the Contemporaneous Mortgages and the Contemporaneous Assignments; and (iii) each of this Deed of Trust, the Contemporaneous Notes and the Contemporaneous Mortgages and the Contemporaneous Assignments shall constitute security for the Note and the Contemporaneous Notes as if a single blanket lien were placed on the Trust Property and Other Mortgaged Properties as security for the Note and the Contemporaneous Notes. Beneficiary shall have the right from time to time to sever the Note, Contemporaneous Notes, this Deed of Trust, the Contemporaneous Mortgages and the respective other security documents into two (2) or more cross-defaulted and cross-collateralized pools (the "New Loan Pools"). Grantor shall execute and
                                 --------------
deliver to Beneficiary, promptly after the request of Beneficiary, a severance agreement, deed of trust amendments and such other documents as Beneficiary shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Beneficiary; provided that the same shall be at no cost or expense to Grantor and shall not affect Grantor's rights or obligations hereunder or under any of the other Loan Documents. Grantor hereby absolutely and irrevocably appoints Beneficiary as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirably to effect the aforesaid severance, Grantor ratifying all that its said attorney shall do by virtue thereof; however, that Beneficiary shall not make or execute any such documents under such power until five (5) days after notice has been given to Grantor by Beneficiary of Beneficiary's intent to exercise its rights under such power. In connection with any such severance, the Aggregate Loan Balance for the reduced assumption fee under the last sentence of Section
                                                                  -------
1.13(b)(3) hereof shall be ratably reduced based on the aggregate original
----------
principal balances of each of the New Loan Pools.

         4.17 Interest After Sale. In the event the Trust Property or any part
              -------------------
thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Premises is located), bear interest at the Default Interest Rate.

         4.18 Inconsistency with Other Loan Documents. In the event of any
              ---------------------------------------
inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Deed of Trust, and that the provisions of this Deed of Trust shall control over the provisions of the Assignment of Leases and Rents, the Guaranty and Indemnity Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.

         4.19 Construction of this Document.  This document may be construed as
              -----------------------------
a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

         4.20 No Merger. It is the desire and intention of the parties hereto
              ---------
that this Deed of Trust and the lien hereof do not merge in fee simple title to the Trust Property. It is hereby understood and agreed that should Beneficiary acquire any additional or other interests in or to the Trust Property or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in such other or additional interests in or to the Trust Property, toward the end that this Deed of Trust may be foreclosed as if owned by a stranger to said other or additional interests.

         4.21 Rights With Respect to Junior Encumbrances. Any person or entity
              ------------------------------------------
purporting to have or to take a junior mortgage or other lien upon the Trust Property or any interest therein shall be subject to the rights of Beneficiary to amend, modify, increase, vary, alter or supplement this Deed of Trust, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Deed of Trust losing its priority over the rights of any such junior lien.

         4.22 Beneficiary May File Proofs of Claim. In the case of any
              ------------------------------------
receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor or the principals, general partners or managing members in Grantor, or their respective creditors or property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

         4.23 Fixture Filing. This Deed of Trust shall be effective from the
              --------------
date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Trust Property which are or are to become fixtures. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing address of Grantor and the address of Beneficiary from which information concerning the security interests may be obtained are set forth in Section 1.22 above.
         ------------

         4.24 After-Acquired Trust Property. All property acquired by Grantor
              -----------------------------
after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust. Nevertheless, Grantor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Beneficiary shall require for accomplishing the purposes of this Deed of Trust.

         4.25 No Representation. By accepting delivery of any item required to
              -----------------
be observed, performed or fulfilled or to be given to Beneficiary pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Beneficiary.

         4.26 Counterparts. This Deed of Trust may be executed in any number of
              ------------
counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Deed of Trust may be detached from any counterpart of this Deed of Trust without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Deed of Trust identical in form hereto but having attached to it one or more additional signature pages.

         4.27 Personal Liability. Notwithstanding anything to the contrary
              ------------------
contained in this Deed of Trust, the liability of Grantor and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.6 of
                                                                  -----------
the Note.

         4.28 Recording and Filing. Grantor will cause the Loan Documents and
              --------------------
all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Beneficiary shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Grantor shall reimburse Beneficiary, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Trust Property.

         4.29 Entire Agreement and Modifications. This Deed of Trust and the
              ----------------------------------
other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Deed of Trust and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         4.30 Maximum Interest. The provisions of this Deed of Trust and of all
              ----------------
agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest") to Beneficiary for the use, forbearance or retention of the
       --------
money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be
                                                ---- -----
performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Beneficiary, be paid over to Grantor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Grantor and Beneficiary.

         4.31 Interest Payable by Beneficiary. Beneficiary shall cause funds in
              -------------------------------
the Replacement Reserve and the Repair and Remediation Reserve to be deposited into interest bearing accounts of the type customarily maintained by Beneficiary or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve and the Repair and Remediation Reserve, as applicable. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve and the Repair and Remediation Reserve by Grantor. All interest earned on amounts contributed to the Replacement Reserve and the Repair and Remediation Reserve shall be retained by Beneficiary and accumulated for the benefit of Grantor and added to the balance in the Replacement Reserve or the Repair and Remediation Reserve, as applicable, and shall be disbursed for payment of the items for which other funds in the Replacement Reserve or the Repair and Remediation Reserve, as applicable, are to be disbursed.

         4.32 Secondary Market. Beneficiary may sell, assign, participate,
              ----------------
transfer or deliver the Note and the Loan Documents to one or more investors (directly or through a trust of other entity which may sell certificates or other instruments to investor) in the secondary mortgage market (a "Secondary
                                                                    ---------
Market Transaction"). In connection with such sale, assignment, participation,
------------------
transfer or delivery, Beneficiary may retain or assign responsibility for servicing the loan evidenced by the Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.

         4.33 Dissemination of Information. If Beneficiary determines at any
              ----------------------------
time to sell, transfer or assign the Note, this Deed of Trust and other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through
                             --------------
certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Beneficiary may
                                                   ----------
forward to each purchaser, transferee, Beneficiary, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investors") or any Rating Agency rating such
                               ---------
Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Beneficiary now has or may hereafter acquire relating to the Debt, to Beneficiary, any guarantor, any indemnitor, and the Trust Property, which shall have been furnished by Beneficiary and any Indemnitor, as Beneficiary determines necessary or desirable. If at any time during which the Loan is an asset of a securitization or is otherwise an asset of any rated transaction, "Rating Agency" or "Rating
                                                    -------------      ------
Agencies" shall mean the rating agency or rating agencies that from time to time
--------
rate the securities, certificates or other instruments issued in connection with such securitization or other transaction.

         4.34 Contemporaneous Notes, Contemporaneous Mortgages and
              ----------------------------------------------------
Contemporaneous Assignments of Leases and Rents. This Deed of Trust is made
-----------------------------------------------
contemporaneously with seven (7) other promissory notes, each of even date herewith (the "Contemporaneous Notes"), seven (7) other deeds of trust, each of
               ---------------------
even date herewith (the "Contemporaneous Mortgages") and seven (7) other
                         -------------------------
Assignment of Leases and Rents, each of even date herewith (the "Contemporaneous
                                                                 ---------------
Assignments"), given by Grantor, CRIT-NC IV, LLC or CAC V Limited Partnership to
-----------
or for the benefit of Beneficiary covering properties listed together with the Trust Property, on Exhibit B attached hereto and incorporated herein by this
                   ---------
reference (the "Other Mortgaged Properties").
                --------------------------

         4.35 Certain Matters Relating to Trust Property Located in the
              ---------------------------------------------------------
Commonwealth of Virginia. With respect to the Trust Property which is located in
------------------------
the Commonwealth of Virginia, notwithstanding anything contained herein to the contrary:

              (a) Acceleration; Remedies. At any time during the existence of an
                  ----------------------
Event of Default, Beneficiary, at Beneficiary's option, may declare the Debt to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Virginia law or provided in this Deed of Trust or in any other Loan Document. Grantor acknowledges that the power of sale granted in this Deed of Trust may be exercised by Beneficiary without prior judicial hearing. Grantor has the right to bring an action to assert that an Event of Default does not exist or to raise any other defense Grantor may have to acceleration and sale. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys' fees, costs of documentary evidence, abstracts and title reports.

              If Beneficiary invokes the power of sale, Beneficiary or Trustee shall deliver a copy of a notice of sale to Grantor in the manner prescribed by Virginia law. Trustee shall give public notice of the sale in the manner prescribed by Section 55-59.2 of the Code of Virginia (1950) and shall sell the Trust Property in accordance with Virginia law. Grantor agrees that publication of a notice of sale once (1) per week for four (4) successive weeks in a newspaper having general circulation in the city or county in which the Trust Property is located shall constitute sufficient notice of the sale. Trustee, without demand on Grantor, shall sell the Trust Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone the sale of all or any part of the Trust Property by public announcement at the time and place of any previously scheduled sale or by advertising in accordance with Virginia law. Beneficiary or Beneficiary's designee may purchase the Trust Property at any sale.

         Trustee shall deliver to the purchaser at the sale Trustee's deed conveying the Trust Property so sold with special warranty of title. The recitals in Trustee's deed shall be prima facie evidence of the truth of the statements made in those recitals. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including Trustee's fees of one percent (1%) of the gross sale price, attorneys' fees and costs of title evidence; (b) to the discharge of all taxes, if any, as provided by Virginia law; (c) to the Debt in such order as Beneficiary, in Beneficiary's discretion, directs; and (d) the excess, if any, to the person or persons legally entitled to the excess, including, if any, the holders of liens inferior to this Deed of Trust in the order of their priority, provided that Trustee has actual notice of such liens. Trustee shall not be required to take possession of the Trust Property before the sale or to deliver possession of the Trust Property to the purchaser at the sale.

         (b)   Statutory Provisions.  The following provisions of Section 55-60,
               --------------------
Code of Virginia (1950), as amended, are made applicable to this Deed of Trust:

               Exemptions waived
               Subject to all upon default
               Renewal or extension permitted
               Substitution of trustee permitted
               Any trustee may act

         (c)   WAIVER OF TRIAL BY JURY. GRANTOR AND BENEFICIARY EACH (A)
               -----------------------
COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS DEED OF TRUST OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

                                   ARTICLE V.
                             CONCERNING THE TRUSTEE
                             ----------------------

    5.1  Certain Rights. With the approval of Beneficiary, Trustee shall have
         --------------
the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Trust Property for debts contracted for or liability or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. Grantor will, from time to time, pay reasonable compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and reasonable expenses which may be incurred by Trustee in the performance of Trustee's duties.

         5.2 Retention of Money. All moneys received by Trustee shall, until
             ------------------
used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

         5.3 Successor Trustees. Trustee may resign by the giving of notice of
             ------------------
such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary's sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

         5.4   Perfection of Appointment. Should any deed, conveyance, or
               -------------------------
instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

         5.5   Succession Instruments. Any substitute trustee appointed pursuant
               ----------------------
to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee's place.

         5.6   No Representation by Trustee or Beneficiary. By accepting or
               -------------------------------------------
approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

             [THE BALANCE OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, Grantor has executed this Deed of Trust on the day and year first written above.

                             GRANTOR:
                             --------

                             CRIT-VA III, INC.,
                             a Virginia corporation

                             By:/s/ Stanley J. Olander, Jr.
                                ------------------------------------------------
                                Name:   Stanley J. Olander, Jr.
                                Title:  Vice President

 COMMONWEALTH OF VIRGINIA
 CITY OF  Richmond
         -------------


 The foregoing instrument was acknowledged before me this 15/th/ day of June, 2001 by STANLEY J. OLANDER, JR., the Vice President of CRIT-VA III, INC., a Virginia corporation, on behalf of said corporation.


 [SEAL]


 /s/ Diane E. Petree
 ----------------------------
 Notary Public

 My Commission expires: 10/31/05
                       ------------------

                                    EXHIBIT A
                                    ---------

                                Legal Description

                                    [OMITTED]

                                    EXHIBIT B
                                    ---------

                                 Trust Property
                                 --------------

1. Tradewinds Apartments at Newport News, Virginia -- 2 Tradewinds Quay, Newport News, Virginia 23666

                           Other Mortgaged Properties
                           --------------------------

1. Main Park Apartments at Duncanville, Texas -- 1303 S. Main Street, Duncanville, Texas 75137

2. Cottonwood Crossing Apartments at Arlington, Texas - 2103 Cottonwood Club, Arlington, Texas 76010

3. Wildwood Apartments at Euless, Texas -- 200 Bear Creek Drive, Euless, Texas 76039

4. Paces Cove Apartments at Dallas, Texas -- 13100 Pandora Drive, Dallas, Texas 75238

5. Deerfield Apartments at Durham, North Carolina -- 910 Constitution Drive, Durham, North Carolina 27705

6. Meadow Creek Apartments at Pineville, North Carolina -- 12821 Meadow Creek Lane, Pineville, North Carolina 28134

7. Pinnacle Ridge Apartments at Asheville, North Carolina --600 Merrimon Drive, Asheville, North Carolina 28804

                              Contemporaneous Notes
                              ---------------------

1. $8,465,000.00 Promissory Note from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national bankin association, secured by Main Park Apartments at Duncanville, Texas (Loan No.: 26-5950679).

2. $6,055,000.00 Promissory Note from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Cottonwood Crossing Apartments at Arlington, Texas (Loan No.: 26-5950678).

3. $11,165,000.00 Promissory Note from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Paces Cove Apartments at Dallas, Texas (Loan No.: 26-5950680).

4. $3,400,000.00 Promissory Note from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Wildwood Apartments at Euless, Texas (Loan No.:
     26-5950681).

5. $10,220,000.00 Promissory Note from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Deerfield Apartments at Durham, North Carolina (Loan No.: 26-5950683).

6. $9,590,000.00 Promissory Note from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Meadow Creek Apartments at Pineville , North Carolina (Loan No.: 26-5950684).

7. $5,005,000.00 Promissory Note from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Pinnacle Ridge Apartments at Asheville, North Carolina (Loan No.: 26-5950682).


                            Contemporaneous Mortgages
                            -------------------------

1. Deed of Trust and Security Agreement from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Main Park Apartments at Duncanville, Texas (Loan No.: 26-5950679).

2. Deed of Trust and Security Agreement from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Wildwood Apartments at Euless, Texas (Loan
     No.: 26-5950681).

3. Deed of Trust and Security Agreement from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Cottonwood Crossing Apartments at Arlington, Texas (Loan No.: 26-5950678).

4. Deed of Trust and Security Agreement from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Paces Cove Apartments at Dallas, Texas (Loan No.: 26-5950680).

5. Deed of Trust and Security Agreement from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Deerfield Apartments at Durham, North Carolina (Loan No.: 26-5950683).

6. Deed of Trust and Security Agreement from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Meadow Creek Apartments at Pineville, North Carolina (Loan No.: 26-5950684).

7. Deed of Trust and Security Agreement from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Pinnacle Ridge Apartments at Asheville, North Carolina (Loan No.: 26-5950682).

                           Contemporaneous Assignments
                           ---------------------------

1. Assignment of Leases and Rents from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Main Park Apartments at Duncanville, Texas (Loan
     No.: 26-5950679).

2. Assignment of Leases and Rents from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Wildwood Apartments at Euless, Texas (Loan No.:
     26-5950681).

3. Assignment of Leases and Rents from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Cottonwood Crossing Apartments at Arlington, Texas (Loan No.: 26-5950678).

4. Assignment of Leases and Rents from CAC V Limited Partnership, a Virginia limited partnership, to First Union National Bank, a national banking association, secured by Paces Cove Apartments at Dallas, Texas (Loan No.:
     26-5950680).

5. Assignment of Leases and Rents from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Deerfield Apartments at Durham, North Carolina (Loan No.: 26-5950683).

6. Assignment of Leases and Rents from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Meadow Creek Apartments at Pineville, North Carolina (Loan No.: 26-5950684).

7. Assignment of Leases and Rents from CRIT-NC IV, LLC, a Delaware limited liability company, to First Union National Bank, a national banking association, secured by Pinnacle Ridge Apartments at Asheville, North Carolina (Loan No.: 26-5950682).

                                    EXHIBIT C
                                    ---------

                                 Loan Documents

1. $11,100,000.00 Promissory Note from CRIT-VA III, INC. to First Union National Bank

2. Deed of Trust and Security Agreement from CRIT-VA III, INC. to First Union National Bank

3. Indemnity and Guaranty Agreement from Cornerstone Realty Income Trust, Inc. to First Union National Bank

4. Environmental Indemnity Agreement from CRIT-VA III, INC. and Cornerstone Realty Income Trust, Inc. to First Union National Bank

5. Assignment of Leases and Rents from CRIT-VA III, INC. to First Union National Bank

6. Assignment of Warranties and Other Contract Rights from CRIT-VA III, INC. to First Union National Bank

7. Consent and Agreement of Manager by Cornerstone Realty Income Trust, Inc. to First Union National Bank

8.   Disbursement Authorization by CRIT-VA III, INC.

9. Receipt and Closing Certificate by CRIT-VA III, INC. and Cornerstone Realty Income Trust, Inc.

10.  Form W-9 by CRIT-VA III, INC.

11.  Residential Lease Certificate by CRIT-VA III, INC.

12.  Personal Property Certificate by CRIT-VA III, INC.

13.  Rent Roll Certificate by CRIT-VA III, INC.

14.  Service Contract Certificate by CRIT-VA III, INC.

15. UCC-1 Financing Statement by CRIT-VA III, INC. (City of Newport News, Virginia)

16.  UCC-1 Financing Statement by CRIT-VA III, INC. (City of Richmond, Virginia)

17. UCC-1 Financing Statement by CRIT-VA III, INC. (Virginia State Corporation Commission)

                                    EXHIBIT D
                                    ---------

                              FORM OF TENANT NOTICE

                            [Letterhead of Landlord]

[Name and Address of Tenant]

Re:  [Name of Property, Unit No. __________]

Dear Tenant:
         You are hereby directed to make all future payments of rent and other sums due to the landlord under the Lease payable as follows:

Payable To:                First Union National Bank
                           -----------------------------------------------------
                           c/o [Servicer]
                           -----------------------------------------------------
Address:
                           -----------------------------------------------------

                           -----------------------------------------------------

         Please take particular care in making the check payable only to the above-mentioned name because only checks made payable to the referenced name will be credited against sums due by you to landlord. Until otherwise advised in writing by landlord and the above mentioned bank (or its successor or assign), you should continue to make your payments for rent and other sums as directed by the terms of this letter.

         Thank you in advance for your cooperation with this change in payment procedures.

By:  _________________________